UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to § 240.14a-12

Approach Resources Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2015 Proxy Statement and Notice of Annual Meeting

Notice of 2015 Annual Meeting of Stockholders

and Proxy Statement

Tuesday, June 2, 2015 10:00 a.m. Central Time	One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas 76116

To Our Stockholders:

The 2015 annual meeting of stockholders of Approach Resources Inc., a Delaware corporation, will be held at the offices of Approach Resources Inc., located at One Ridgmar Centre, 6500 West Freeway, Suite 800 in Fort Worth, Texas, on Tuesday, June 2, 2015, at 10:00 a.m. Central Time, for the following purposes:

1.	To elect two directors, James H. Brandi and James C. Crain, to the class of directors whose term expires in 2018;

2.	To approve, on an advisory basis, executive compensation;

3.	To approve the Third Amendment to our 2007 Stock Incentive Plan to increase the maximum number of available shares by 1,525,000 shares;

4.	To approve the material terms of the 2007 Stock Incentive Plan for purposes of complying with Section 162(m) of the Internal Revenue Code;

5.	To ratify the appointment of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

You may vote if you were a stockholder of record at the close of business on April 10, 2015. To ensure that your vote is properly recorded, please vote as soon as possible, even if you plan to attend the annual meeting. You may still vote in person if you attend the annual meeting. For further details about voting, please see “General Matters” beginning on page 1 of this notice and proxy statement.

If your shares are held in “street name” in a stock brokerage account or by a bank or other nominee, you must provide your broker with instructions on how to vote your shares in order for your shares to be voted on important matters presented at the annual meeting. If you do not instruct your broker on how to vote in the election of directors, the advisory vote to approve executive compensation, the proposal to approve the Third Amendment to our 2007 Stock Incentive Plan or the proposal to approve the material terms of the 2007 Stock Incentive Plan, your shares will not be voted on these matters.

This year we are pleased to adopt the Securities and Exchange Commission’s “notice and access” model which allows us to provide our notice of annual meeting, proxy statement and annual report to stockholders to you online with paper copies available, free of charge, upon request. On or about April 20, 2015, we began mailing a Notice of Internet Availability of Proxy Materials detailing how to access the proxy materials electronically and how to vote via the Internet. The Notice of Internet Availability of Proxy Materials also provides instructions on how to request and obtain paper copies of the proxy materials and proxy card or voting instruction form, as applicable. We believe this process will provide our stockholders with a convenient way to access the proxy materials and vote online, while allowing us to reduce our environmental impact as well as the costs of printing and distribution. Please note that you will need the control number provided on your Notice of Internet Availability of Proxy Materials in order to vote online.

By Order of the Board of Directors,

J. Ross Craft, P.E.

Chairman, Chief Executive Officer and President

April 20, 2015

Fort Worth, Texas

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be held on June 2, 2015

This notice of annual meeting, the proxy statement, the form of proxy card and our 2014 annual report to stockholders are available at www.proxydocs.com/AREX. On this site, you will be able to access these materials and any amendments or supplements to these materials that are required to be furnished to stockholders.

General Matters	1

Proposal 1 – Election of Directors	3

Nomination and Election of Directors	3
Directors	3
Vote Required	6
Board Recommendation	6

Proposal 2 – Advisory Vote to Approve Executive Compensation	7

Vote Required	8
Board Recommendation	8

Proposal 3 – Approval of the Third Amendment to the 2007 Stock Incentive Plan to Increase the Maximum Number of Available Shares by 1,525,000 Shares	9

Background and Purpose of the Proposal	9
Consequences of Failing to Approve the Proposal	10
Summary of the Amended Plan	10
Equity Compensation Plan Information and Burn Rate	14
Federal Income Tax Consequences	14
New Plan Benefits	17
Vote Required	17
Board Recommendation	17

Proposal 4 – Approval of the Material Terms of the 2007 Stock Incentive Plan for Purposes of Complying with Section 162(m) of the Internal Revenue Code	18

Background and Purpose of the Proposal	18
Consequences of Failing to Approve the Proposal	18
Material Terms	18
Vote Required	19
Board Recommendation	19

Proposal 5 – Ratification of the Appointment of the Independent Registered Public Accounting Firm	20

Vote Required	20
Board Recommendation	20

Board of Directors, Board Meetings and Committees	21

Board Structure and Meetings	21
The Board’s Role in Risk Oversight	22
Committee Composition and Meetings	22
Audit Committee	23
Compensation Committee	24
Nominating and Corporate Governance Committee	26

Corporate Governance	27

Corporate Governance Policies and Practices	27
Code of Conduct	27
Board Independence	27
Identifying and Evaluating Nominees for Director	27
Communications with the Board	28
Director Attendance at Annual Meetings of Stockholders	28

Stock Ownership Matters	29

Section 16(a) Beneficial Ownership Reporting Compliance	29
Security Ownership of Management and Certain Beneficial Owners	29

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APPROACH RESOURCES INC.

PROXY STATEMENT

Annual Meeting of Stockholders – June 2, 2015

These proxy materials are being furnished to you in connection with the solicitation of proxies by the Board of Directors of Approach Resources Inc. for use at the 2015 annual meeting of stockholders and any adjournments or postponements of the meeting. We refer to our Board of Directors as the “Board” and to Approach Resources Inc. as “Approach,” the “Company,” “we,” “us” or “our.” The annual meeting will be held at the offices of the Company, One Ridgmar Centre, 6500 West Freeway, Suite 800 in Fort Worth, Texas, on Tuesday, June 2, 2015, at 10:00 a.m. Central Time.

The items to be considered are summarized in the notice of annual meeting of stockholders and more fully described in this proxy statement. Shares of our common stock represented by proxies will be voted as described below or as specified by each stockholder.

General Matters

Mailing Date and Delivery of Proxy Materials.  On or about April 20, 2015, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) to our stockholders containing instructions on how to access the proxy materials and vote online. We have made these proxy materials available to you over the Internet or, upon your request, have delivered paper copies of these materials to you by mail, in connection with the solicitation of proxies by the Board for the annual meeting.

Record date.  The record date for the annual meeting is April 10, 2015. On the record date, there were 40,570,770 shares of our common stock outstanding, and there were no outstanding shares of any other class of stock. Our stockholders are entitled to one vote for each share of common stock that is owned on the record date, April 10, 2015, on all matters considered at the annual meeting.

Quorum.  In order for us to hold our annual meeting, holders of a majority of our outstanding shares of common stock as of April 10, 2015, must be present in person or by proxy at the meeting. Proxy cards or voting instruction forms that reflect abstentions and broker non-votes will be counted as shares present to determine whether a quorum exists to hold the 2015 annual meeting.

Shares Held of Record.  If your shares are held in your name, you may vote your shares or submit a proxy to have your shares voted by one of the following methods:

•

By Internet. You may submit a proxy electronically via the Internet at www.proxypush.com/AREX. Please have your Notice of Availability, which includes your personal control number, in hand when you log onto the website. Internet voting facilities will close and no longer be available on the date and time specified on the proxy card.

•

By Telephone. If you request paper copies of the proxy materials by mail, you may submit a proxy by telephone using the toll-free number listed on the proxy card. Please have your proxy card in hand when you call. Telephone voting facilities will close and no longer be available on the date and time specified on the proxy card.

•	By Mail. If you request paper copies of the proxy materials by mail, you may submit a proxy by signing, dating and returning your proxy card in the pre-addressed envelope provided.

•	In Person. You may vote in person at the annual meeting by completing a ballot; however, attending the meeting without completing a ballot will not count as a vote.

If you vote by granting a proxy, the proxy holders will vote the shares according to your instructions. If you submit a proxy without giving specific voting instructions, the proxy holders will vote those shares as recommended by our Board. If you plan to vote in person at the annual meeting, please bring proof of identification. Even if you currently plan to attend the annual meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the annual meeting.

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2015 PROXY STATEMENT

Shares Held in Street Name.  If your shares are held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee that you must follow in order for your shares to be voted. Internet and/or telephone voting is expected to be offered to street name stockholders. You may also vote in person at the annual meeting if you obtain a legal proxy from your broker, bank or other nominee. Please consult the voting instruction form or other information sent to you by your broker, bank or other nominee to determine how to obtain a legal proxy in order to vote in person at the annual meeting. If your shares are held in street name in a brokerage account or by a bank or other nominee, you must provide your broker with instructions on how to vote your shares in order for your shares to be voted on Proposals 1, 2, 3 and 4. If you do not instruct your broker on how to vote these proposals, your shares will not be voted on these matters.

Revoking Your Proxy.  If your shares are held of record, even after you have returned your proxy card or voted by telephone or via the Internet, you may revoke your proxy at any time before it is exercised by (i) submitting a written notice of revocation to our Corporate Secretary by mail to Approach Resources Inc., One Ridgmar Centre, 6500 West Freeway, Suite 800, Fort Worth, Texas 76116 or by facsimile to (817) 989-9001, (ii) mailing in a new proxy card with a later date, (iii) submitting a proxy with new voting instructions using the telephone or Internet voting system, or (iv) attending the annual meeting and voting in person, which suspends the powers of the proxy holder. If your shares are held in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee in accordance with such broker’s, bank’s or other nominee’s procedures.

Vote Required.  For Proposal 1, the election of two directors, you may vote “FOR ALL NOMINEES,” “WITHHOLD AUTHORITY FOR ALL NOMINEES” or “FOR ALL EXCEPT.” A plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors is required for the election of directors. This means that the two director nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors will be elected to our Board. Broker non-votes and votes marked “WITHHOLD AUTHORITY FOR ALL NOMINEES” will have no legal effect on the outcome of the election of directors. With respect to votes marked “FOR ALL EXCEPT,” votes for director nominees that are withheld will have no legal effect on the outcome of the election of directors, while votes for all other director nominees will count toward a plurality.

For each of Proposals 2, 3, 4 and 5, you may vote “FOR,” “AGAINST” or “ABSTAIN.” The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to approve Proposals 2, 3, 4 and 5. As such, abstentions will have the effect of a vote against the matters to be voted on in Proposals 2, 3, 4 and 5. Brokers will not have discretionary authority to vote on Proposals 2, 3 and 4, and broker non-votes will have no effect on the outcome of such vote. Brokers will have discretionary authority to vote on Proposal 5.

Costs of Solicitation.  We will bear all costs incurred in the solicitation of proxies, including the preparation, printing and mailing of the Notice of Availability and related proxy materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally or by telephone, email, facsimile or other means, without additional compensation. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares of common stock held by such persons, and we may reimburse those brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. To assist in the solicitation of proxies, we have engaged Okapi Partners LLC, which will receive a fee of approximately $6,800, plus out-of-pocket expenses.

If you have any questions about this proxy statement or the annual meeting, please contact our Corporate Secretary at Approach Resources Inc., One Ridgmar Centre, 6500 West Freeway, Suite 800, Fort Worth, Texas 76116, or by telephone at (817) 989-9000.

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2015 PROXY STATEMENT

Proposal 1 – Election of Directors

Nomination and Election of Directors

Under our certificate of incorporation, the members of our Board are divided into three classes with staggered, three-year terms. The terms of two Class II directors expire at the 2015 annual meeting.

The Board has nominated James H. Brandi and James C. Crain for re-election as directors. Upon election, Messrs. Brandi and Crain will serve for terms expiring at the 2018 annual meeting of stockholders or, in each case, until their respective successors are elected and qualified.

Each of the nominees has agreed to serve if elected. If any of the nominees becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. The Board may also reduce by resolution the number of directors. The Board does not presently expect that any of the nominees will become unavailable for election.

In making these nominations, the Nominating and Corporate Governance Committee (“Nominating and Governance Committee”) reviewed the background of the nominees and recommended nomination to the full Board consistent with the Nominating and Governance Committee’s guidelines for identifying and evaluating nominees for director. Please see “Corporate Governance – Identifying and Evaluating Nominees for Director” for more information on the Nominating and Governance Committee’s guidelines for identifying and nominating director nominees. In addition, information on each nominee is set forth below.

Directors

The Board believes that each nominee and director has valuable individual skills and experiences that, taken together, provide us with the knowledge, judgment and strategic vision necessary to provide effective oversight of the Company. The biographies below reflect the particular experience, qualifications, attributes and skills that led the Board to conclude that each nominee and director should serve on the Board, including:

Nominee/Director	Qualifications and Experience
Mr. Bell, Mr. Craft, Mr. Crain, Mr. Lubar and Mr. Whyte	• Experience in executive management and operations in exploration and production (“E&P”), or oilfield service companies
Mr. Craft	• Detailed, technical understanding of the Company’s operations, reserves, drilling and completion techniques
Mr. Bell, Mr. Brandi, Mr. Craft, Mr. Crain, Mr. Gregg, Mr. Lawrence, Mr. Lubar and Mr. Whyte

•  Deep history and knowledge of asset acquisitions, divestitures and evaluations in the E&P and broader energy sector

•  Expertise in public and private capital markets in the E&P and broader energy sector

Mr. Bell, Mr. Brandi, Mr. Crain, Mr. Lawrence, Mr. Lubar and Mr. Whyte	• Oversight of E&P, midstream, oilfield services and other energy companies through other public boards of directors
Mr. Bell, Mr. Brandi, Mr. Crain, Mr. Gregg, Mr. Lawrence, Mr. Lubar and Mr. Whyte	• Board independence
Mr. Bell and Mr. Crain	• An advanced degree or license in public accounting
Mr. Crain and Mr. Lubar	• An advanced degree in law or the practice of oil and gas law
Mr. Bell, Mr. Brandi, Mr. Gregg and Mr. Lawrence	• An advanced degree in business management
Mr. Lubar	• Government service in the executive branch

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2015 PROXY STATEMENT

Proposal 1 – Election of Directors (continued)

The Board believes that these skills and experiences qualify the nominees and directors to serve on the Board of the Company.

The principal occupation and other information about our directors is set forth below. All of our directors are members of the National Association of Corporate Directors (“NACD”).

Name	Age	Director Since	Term Expires	Class
Alan D. Bell	69	2010	2017	Class I
James H. Brandi	66	2007	2015	Class II
J. Ross Craft, P.E.	58	2002	2016	Class III
James C. Crain	66	2007	2015	Class II
Vean J. Gregg III	47	2014	2016	Class III
Bryan H. Lawrence	72	2002	2016	Class III
Sheldon B. Lubar	85	2007	2017	Class I
Christopher J. Whyte	58	2007	2017	Class I

Alan D. Bell  was appointed to our Board in August 2010 and is Chairman of our Audit Committee and a member of our Compensation Committee. Mr. Bell’s prior experience includes 33 years in various capacities at Ernst & Young LLP from 1973 until his retirement in 2006, when he was Director of Ernst & Young’s Energy Practice in the southwest United States. Before joining Ernst & Young, Mr. Bell was a production engineer with Chevron Oil Company in the Gulf of Mexico. Mr. Bell has been a director and Chairman of the Audit Committee of Jones Energy, Inc., a public oil and gas company, since July 2013. Mr. Bell has been a director of Central Energy GP LLC, the general partner of Central Energy Partners, LP, a public company engaged in the storage and transportation of oil and gas, refined petroleum products and petrochemicals, since November 2013. During the past five years, Mr. Bell has also served as a director of Dune Energy Inc., an independent energy company based in Houston, and Toreador Resources Corporation, an independent energy company based in Dallas. In 2009, Mr. Bell served as the Chief Restructuring Officer of Energy Partners Ltd., a New Orleans-based exploration and development company that emerged from Chapter 11 in September 2009. Mr. Bell also serves on the Board of Directors of the North Texas chapter of the NACD and is a NACD Board Leadership Fellow. Mr. Bell earned a degree in Petroleum Engineering from the Colorado School of Mines and an M.B.A. from Tulane University. He is a current member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants and is a licensed Certified Public Accountant in Texas. Mr. Bell is also a member of the Institute of Certified Management Accountants, Association of Certified Fraud Examiners and the Society of Petroleum Engineers. Mr. Bell is also an Eagle Scout.

James H. Brandi  joined us as a director in June 2007 and is a member of our Audit Committee. Mr. Brandi’s prior work experience includes serving as Managing Director in investment banking at BNP Paribas, a global bank and financial services company, from May 2010, when BNP Paribas acquired Hill Street Capital, until November 2011. From November 2005 to May 2010, Mr. Brandi was a partner at Hill Street Capital, a financial advisory and private investment firm. From 2000 until November 2005, Mr. Brandi was a Managing Director at UBS Securities, LLC, where he was the Deputy Global Head of the Energy and Power Groups. Before 2000, Mr. Brandi was a Managing Director at Dillon, Read & Co. Inc. and later its successor firm, UBS Warburg, concentrating on transactions in the energy and consumer goods areas. Mr. Brandi is a director of OGE Energy Corp., an energy and energy services provider that delivers electricity in Oklahoma and Arkansas and that is part owner of Enable Midstream Partners, LP and majority owner of its general partner, Enable Midstream Partners, GP, which provide oil and gas midstream services in the Gulf Coast and Midwest regions of the United States. Mr. Brandi is also Chairman of the Board of Carbon Natural Gas Company, an independent oil and gas company. Mr. Brandi is a trustee of The Kenyon Review and a former trustee of Kenyon College. Mr. Brandi holds a B.A. in History from Yale University and an M.B.A. from Harvard Business School and attended Columbia Law School as a Harlan Fiske Stone Scholar.

J. Ross Craft, P.E.  has been our Chief Executive Officer and President and a member of our Board since our inception in September 2002. In November 2014, Mr. Craft was named Chairman of the Board. Before Approach, Mr. Craft co-founded

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2015 PROXY STATEMENT

Proposal 1 – Election of Directors (continued)

Athanor Resources Inc., an international E&P company with operations in the United States and Tunisia, in 1998, and was its Executive Vice President from 1998 until its merger with Nuevo Energy Company in September 2002. From 1988 to 1997, Mr. Craft served in various positions with American Cometra Inc., an independent E&P company with operations in the United States, including as Vice President – Operations from 1995 to 1997. American Cometra was sold in two parts, to Range Resources in 1995 and Pioneer Natural Resources in 1997. Mr. Craft has more than 30 years of experience in the oil and gas industry. Mr. Craft holds a B.S. in Petroleum Engineering from Texas A&M University and is a registered Professional Engineer licensed in Texas. Mr. Craft is a member of the Society of Petroleum Engineers, the Texas Oil & Gas Association, the Permian Basin Petroleum Association and the Independent Petroleum Association of America. Mr. Craft currently serves on the Texas A&M University Petroleum Engineering Industry Board and has served on the Board of the Fort Worth Chapter of the Society of Petroleum Engineers and on the Board of the Fort Worth Petroleum Engineers Club, where his last position was President. Mr. Craft is also an Eagle Scout. Mr. Craft is the brother-in-law of J. Curtis Henderson, our Chief Administrative Officer and Corporate Secretary.

James C. Crain  joined us as a director in June 2007 and is Chairman of our Nominating and Governance Committee and a member of our Audit Committee. Mr. Crain has been in the energy industry for more than 35 years, both as an attorney and as an executive officer. Until his retirement in July 2013, Mr. Crain was an officer of Marsh Operating Company, an investments management company focusing on energy investing, including his last position as President, which he held since 1989. Before joining Marsh in 1984, Mr. Crain was a partner in the law firm of Jenkens & Gilchrist, where he headed the firm’s energy section. Mr. Crain is a director of EnLink Midstream, LLC, a midstream services provider and the successor company following the combination of Crosstex Energy, Inc. and Crosstex Energy GP, LLC with substantially all of the midstream assets of Devon Energy Corporation in March 2014. Mr. Crain is also a director of GeoMet, Inc., a natural gas exploration and production company, and Armstrong Energy, Inc., a coal producer operating in the Illinois Basin. During the past five years, Mr. Crain has also been a director of Crosstex Energy, Inc. and Crosstex Energy GP, LLC, midstream natural gas companies, and Crusader Energy Group Inc., an oil and gas exploration and production company. Mr. Crain holds a B.B.A., M.P.A. and J.D. from the University of Texas at Austin.

Vean J. Gregg III  was appointed to our Board in January 2014 and is Chairman of our Compensation Committee and a member of our Nominating and Governance Committee. In November 2014, Mr. Gregg was appointed Lead Independent Director. From January 1996 to January 2014, Mr. Gregg was in oil and gas investment banking with J.P. Morgan Securities LLC, most recently as Managing Director and Group Head, North American Oil and Gas Investment Banking. In this capacity, Mr. Gregg managed oil and gas investment banking in North America and was part of the global leadership team responsible for steering business strategy and personnel in Asia, Australia, Europe and Latin America. Mr. Gregg also has prior international work experience in strategic planning with Bellezza Club International, a manufacturing and merchandise trading company in Tokyo, Japan. Mr. Gregg holds a M.I.M. from Thunderbird – The American Graduate School of International Management and a B.B.A. from the University of Texas at Austin.

Bryan H. Lawrence  has been a member of our Board since 2002, and served as Chairman of the Board from 2007 until his retirement from that position in November 2014. Mr. Lawrence is a founder and Senior Manager of Yorktown Partners LLC, the manager of the Yorktown group of investment partnerships, which make investments in companies in the energy industry. The Yorktown group of investment partnerships was formerly affiliated with the investment firm of Dillon, Read & Co. Inc., where Mr. Lawrence had been employed since 1966, serving as a Managing Director until the merger of Dillon Read with SBC Warburg in 1997. Mr. Lawrence is a director of Hallador Energy Company, an independent company engaged in the production of coal and the exploration and production of oil and gas, Carbon Natural Gas Company, an independent oil and gas company, and the general partner of Star Gas Partners, L.P., a home heating oil distributor and services provider, and certain non-public companies in the energy industry in which the Yorktown group of investment partnerships holds equity interests. Mr. Lawrence was a director of Crosstex Energy, Inc. and Crosstex Energy GP, LLC, midstream natural gas companies, until their combination with substantially all of Devon Energy Corporation’s midstream assets to form EnLink Midstream, LLC and EnLink Midstream Partners, LP in March 2014. During the past five years, Mr. Lawrence has also been a director of Winstar Resources Ltd. and Compass Petroleum, Ltd., Canadian oil and gas companies. Mr. Lawrence is a graduate of Hamilton College and holds an M.B.A. from Columbia University.

Sheldon B. Lubar  joined us as a director in June 2007 and is a member of our Nominating and Governance Committee. Mr. Lubar has been Chairman of the Board of Lubar & Co. Incorporated, a private investment and venture capital firm he

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2015 PROXY STATEMENT

Proposal 1 – Election of Directors (continued)

founded, since 1977. He was Chairman of the Board of Christiana Companies, Inc., a logistics and manufacturing company, from 1987 until its merger with Weatherford International in 1995. Mr. Lubar is a director of Hallador Energy Company, an independent company engaged in the production of coal and the exploration and production of oil and gas, and the general partner of Star Gas Partners, L.P., a home heating oil distributor and services provider. During the past five years, Mr. Lubar has also been a director of Crosstex Energy, Inc. and Crosstex Energy GP, LLC, midstream natural gas companies, and Weatherford International, Inc., a global provider of oilfield products and services. Mr. Lubar previously held governmental appointments under three United States Presidents, including Commissioner of the White House Conference on Small Business from 1979 to 1980 under President Carter, Assistant Secretary, Housing Production and Mortgage Credit, Department of Housing and Urban Development and Commissioner of the Federal Housing Administration and Director of the Federal National Mortgage Association from 1973 to 1974 under Presidents Nixon and Ford. Mr. Lubar is a past president of the Board of Regents of the University of Wisconsin System. Mr. Lubar holds a B.B.A., J.D. and honorary Doctor of Humane Letters degree from the University of Wisconsin – Madison, an honorary Doctor of Commercial Science degree from the University of Wisconsin – Milwaukee and an Honorary Doctors degree from the Medical College of Wisconsin.

Christopher J. Whyte  joined our Board in June 2007 and is a member of our Audit Committee and our Compensation Committee. Mr. Whyte has been President, Chief Executive Officer and a director of PetroSantander Inc., which owns and operates oil and gas producing properties in the United States, Colombia, Romania and Brazil, since 1995. During the past five years, Mr. Whyte has been a director of Winstar Resources Ltd. and Compass Petroleum, Ltd., Canadian oil and gas companies. Mr. Whyte holds a B.A. from the University of Pittsburgh. Mr. Whyte has more than 30 years of experience in various operating, executive and finance positions, including as a Chief Executive and Chief Financial Officer, in the E&P and energy businesses.

Vote Required

The affirmative vote of a plurality of the votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY FOR ALL NOMINEES” or “FOR ALL EXCEPT” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether a quorum is present.

Board Recommendation

The Board recommends a vote “FOR” the election of each of the nominees.

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2015 PROXY STATEMENT

Proposal 2 – Advisory Vote to Approve Executive Compensation

Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement according to the compensation disclosure rules of the Securities and Exchange Commission (“SEC”).

As described in detail below in this proxy statement under “Compensation Discussion and Analysis,” we seek to (i) pay our executive officers for performance, (ii) closely align the interests of our executive officers with the interests of our stockholders, and (iii) attract, retain and motivate top talent. Below is a summary of how we have structured our executive compensation program to achieve these goals:

Objective	How Our Current Executive Compensation Program Achieves This Objective
Pay for Performance

•  In 2014, 82% of total direct compensation for our Chief Executive Officer (“CEO”) was tied to performance.

•  Excluding one-time stock awards and a cash sign-on bonus to our Chief Financial Officer (“CFO”) relating to his hiring, an average of 79% of total direct compensation for the non-CEO executive officers (other than Mr. Manoushagian, who left the Company in May 2014) was tied to performance.

•  Our 2014 short-term incentive plan (“STIP”) is tied to Company performance (75% of total opportunity) as well as individual performance (25% of total opportunity).

•  Seventy-five percent (75%) of the base award value of our 2014 long-term incentive plan (“LTIP”) is tied to an initial Company performance trigger in the award year. The remaining 25% is tied to three-year relative total stockholder return (“TSR”) performance (approximately 33% if maximum TSR is achieved).

Align Executive Interests with Stockholder Interests

•  Our compensation program provides our executives with equity ownership to give them the opportunity to acquire a meaningful interest in our operations and future success.

•  Our 2014 STIP and LTIP combine performance measures of both growth and cost control to encourage growth but avoid excessive risk taking. In addition, our 2014 LTIP incorporates TSR performance over a three-year period to incentivize our executive officers to build long-term stockholder value.

•  We believe the performance measures in both our STIPs and LTIPs are correlated to building long-term stockholder value and increasing TSR.

Attract, Retain and Motivate Top Talent

•  We provided competitive base salary amounts for 2014 based on our review of oil and gas industry salary information, individual contributions to 2013 results and general market conditions.

•  Our 2014 LTIP includes service-based vesting requirements for approximately three years including the award year to retain top executives over the long term.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the overall compensation of our named executive officers as described in this proxy statement according to the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, our Board or the Compensation Committee. If there are significant votes against our named executive officer compensation as disclosed in this proxy statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders. The Company intends to hold this vote annually, and the next vote will occur in 2016.

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Proposal 2 – Advisory Vote to Approve Executive Compensation (continued)

Vote Required

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required to approve this Proposal 2.

The text of the resolution to be voted on is as follows:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Company’s proxy statement for the 2015 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and related narrative disclosure.”

Board Recommendation

The Board recommends a vote “FOR” the approval of the compensation of our named executive officers as disclosed in this proxy statement.

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Proposal 3 – Approval of the Third Amendment to the 2007 Stock Incentive Plan to Increase the Maximum Number of Available Shares by 1,525,000 Shares

At this annual meeting, stockholders will be asked to approve the Third Amendment (the “Third Amendment”) to the Approach Resources Inc. 2007 Stock Incentive Plan, as amended from time to time (the “2007 Plan”), to:

•	Increase the number of shares available for grant under the 2007 Plan;

•	Prohibit the recycling of shares subject to net settled stock appreciation rights; and

•	Add a general clawback policy applicable to all awards under the 2007 Plan.

If the Third Amendment is approved at the annual meeting, it will become effective as of June 2, 2015. We believe approval of the Third Amendment is advisable to ensure the Company has enough shares of common stock available for its compensation programs and to reflect current best practices for stock incentive plans.

Background and Purpose of the Proposal

The use of stock-based awards under the 2007 Plan has been a key component of our compensation program since its original adoption in 2007. Our Board originally adopted the 2007 Plan on June 26, 2007, and it became effective in connection with our initial public offering. The First Amendment to the Plan was adopted by the Board effective December 31, 2008. At our annual meeting on June 1, 2011, our stockholders voted to reapprove the material terms of the 2007 Plan so that awards granted under the 2007 Plan that are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code (the “Code”) would be fully deductible by us. The Second Amendment to the 2007 Plan was adopted by the Board effective May 31, 2012, and was approved by our stockholders at our annual meeting held on that date.

The 2007 Plan helps us attract and retain talented employees, directors and consultants and provides a means for those persons to acquire stock ownership or awards, the value of which is tied to our performance and the performance of our common stock. A further purpose of the 2007 Plan is to provide these employees, directors and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company.

The purpose of the Third Amendment is to (i) increase the number of shares available for grant under the 2007 Plan by 1,525,000 shares, (ii) prohibit the recycling of shares subject to net-settled stock appreciation rights, and (iii) add a general clawback policy applicable to all awards under the 2007 Plan. The Board unanimously approved the Third Amendment on April 7, 2015, subject to stockholder approval at this annual meeting. If the Third Amendment is approved by stockholders, we intend to file a registration statement on Form S-8 to register the additional shares available for issuance under the 2007 Plan.

We believe that approval of the Third Amendment will give us the flexibility to continue making stock-based grants and other awards permitted under the 2007 Plan over the next two to four years in amounts determined appropriate by the Compensation Committee; however, this timeline is simply an estimate used to determine the number of additional shares of common stock requested under the Third Amendment and future circumstances may require a change to expected equity grant practices. These circumstances include but are not limited to the future price of our common stock, award levels and our hiring activity over the next few years. The closing market price of our common stock as of April 10, 2015 was $8.02 per share, as reported on the NASDAQ Global Select Market.

As of December 31, 2014, our dilution (which is the number of shares available for grant under the 2007 Plan, divided by the total number of shares of our common stock outstanding) is approximately 2.4%. If the Third Amendment is approved, the potential dilution from issuances authorized under the 2007 Plan as of December 31, 2014 will increase to

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approximately 6.2%. Please see “Summary of the Amended Plan – Shares Subject to the Amended Plan” for additional information regarding the number of available shares being requested pursuant to the Third Amendment. While we are aware of the potential dilutive effect of compensatory equity awards, we also recognize the significant motivational and performance benefits that may be achieved from making such awards.

Consequences of Failing to Approve the Proposal

The Third Amendment will not be implemented unless it is approved by stockholders. If the proposed Third Amendment is not approved by our stockholders, the 2007 Plan will continue in effect in its present form and we will continue to grant equity awards under the terms of the 2007 Plan until the shares remaining available for issuance are exhausted, which we estimate will occur in 2015, based on current expected equity grant practices. Failure of our stockholders to approve the Third Amendment also will not affect the rights of existing award holders under the 2007 Plan or under any previously granted awards under the 2007 Plan.

Summary of the Amended Plan

The following summary of the 2007 Plan, as amended by the Third Amendment (the “Amended Plan”), is not a complete description of all provisions of the Amended Plan and should be read in conjunction with, and is qualified in its entirety by reference to, the complete text of (i) the 2007 Plan, which was filed as Exhibit 10.6 to our Registration Statement on Form S-1 on July 12, 2007, (ii) the First Amendment to the 2007 Plan, which was filed as Exhibit 10.1 to our Current Report on Form 8-K on December 31, 2008, (iii) the Second Amendment to the 2007 Plan, which was filed as Exhibit 10.1 to our Current Report on Form 8-K on June 1, 2012, and (iv) the Third Amendment, which is attached to this proxy statement as Appendix 1.

Key Features of the Amended Plan.  Key features of the Amended Plan include:

•	No discounted options or other awards may be granted;

•

Awards are non-transferrable, except to an award recipient’s immediate family member or related family trust, pursuant to a qualified domestic relations order or by will or the laws of descent or distribution;

•	No automatic award grants are made to any eligible individual;

•	Awards may be designed to meet the requirements for deductibility as “performance-based compensation” under Section 162(m) of the Code;

•

Limitations on the maximum number of shares available for issuance that cannot be increased without stockholder approval and on the maximum number or amount of awards that may be granted to certain individuals during any calendar year;

•	No reuse or “recycling” of shares used for stock option exercises, withholding taxes or net-settled stock appreciation rights;

•	No repricing, replacement or re-granting of stock options or other stock awards without stockholder approval if the effect would be to reduce the exercise price of the award; and

•	Awards are subject to potential reduction, cancelation, forfeiture or other clawback under certain specified circumstances.

Purposes of the Amended Plan.  The purpose of the Amended Plan is to provide incentives to our employees, consultants and directors to devote their abilities and energies to our success by affording them a way to acquire stock ownership or awards, the value of which is tied to the performance of our common stock. The Amended Plan gives the Compensation Committee the ability to award stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, unrestricted stock awards and other incentive awards, with vesting and other award provisions. These awards provide incentives to our employees, consultants and outside directors and alignment of stockholder, management and outside director interests.

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Eligibility to Participate.  Awards may be made under the Amended Plan to our employees, outside directors and consultants, including any employee who is an officer, and to any other service provider who, in the opinion of the Compensation Committee, is in a position to make a significant contribution to our success. Only individuals who are our employees or who are employees of one of our corporate subsidiaries are eligible to receive incentive stock options. The Compensation Committee determines in its discretion which eligible persons will receive awards under the Amended Plan. As of April 10, 2015, approximately 138 employees, seven outside directors and one consultant were eligible to participate in the Amended Plan.

Shares Subject to the Amended Plan.  At the date of the Second Amendment to the 2007 Plan (May 31, 2012), a maximum of 2,100,000 shares of common stock were available for grant of awards under the 2007 Plan on and after May 31, 2012. Since May 31, 2012, and through December 31, 2014, a total of 1,140,269 shares of common stock have been issued pursuant to or are subject to awards under the 2007 Plan, net of allowed cancellations for termination of employment. Therefore, at December 31, 2014, a total of 959,731 shares of common stock were authorized and remained available for issuance under the 2007 Plan.

The Third Amendment would increase the total number of shares of common stock available for grant of awards under the Amended Plan by 1,525,000 shares, to 2,484,731 shares (based on the number of authorized shares remaining available for issuance at December 31, 2014). The maximum number of shares of common stock available for grant of awards under the Amended Plan is subject to adjustment for corporate events such as recapitalizations, stock splits, stock dividends and other corporate events. See “Awards Under the Amended Plan – Corporate Events” below.

The maximum number of shares of common stock that may be subject to incentive stock options granted under the Amended Plan is 1,100,000. As of December 31, 2014, under the 2007 Plan, a total of 39,525 shares remained subject to outstanding stock options and 1,122,410 shares remained subject to awards of restricted stock still subject to forfeiture.

If an award granted under the Amended Plan expires, is forfeited or becomes unexercisable for any reason, the undelivered shares of common stock that were subject to the award will be available for future awards under the Amended Plan. The number of shares available for grant of awards under the Amended Plan will not be increased by (i) the number of shares of common stock delivered or withheld to pay the exercise price of any award, (ii) the number of shares of common stock delivered or withheld to pay withholding taxes payable upon exercise, vesting or payment of any award, or (iii) the number of shares of common stock reserved for issuance upon grant of a stock appreciation right, even if a lesser number of shares is actually issued upon exercise of the stock appreciation right (i.e., a net-settled stock appreciation right). Our common stock issued or to be issued under the Amended Plan consists of original issue or treasury shares or a combination of the foregoing.

Maximum Amount of Compensation.  The maximum number of shares of common stock that may be subject to all awards granted to any one participant in each fiscal year is 330,000 shares. The maximum number of shares of common stock that may be subject to nonqualified stock options and stock appreciation rights granted to any one participant during a fiscal year is 330,000 shares. The amount that may be paid in cash pursuant to performance awards granted to our CEO and three other most highly compensated executive officers, other than our CEO and CFO, determined pursuant to the executive compensation disclosure rules of the SEC (each, a “covered employee”), is $5,000,000 for each fiscal year during the applicable performance period.

Administration.  The Amended Plan provides for administration by the Board or the Compensation Committee, or another committee of the Board designated by the Board, unless it is determined that administration of the LTIP by “outside directors” is necessary for awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code or by “non-employee directors” is necessary under Rule 16b-3 under the Exchange Act. Subject to the terms of the Amended Plan and applicable law, the Board or the Compensation Committee has broad authority to select participants to receive awards, determine the types of awards and terms and conditions of awards and interpret provisions of the Amended Plan. Currently, the 2007 Plan is administered by the Compensation Committee. Under NASDAQ rules, members of the Compensation Committee are required to satisfy the NASDAQ’s standards for independence. The Compensation Committee may delegate various functions to subcommittees or certain officers.

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Proposal 3 – Approval of the Third Amendment to the 2007 Stock Incentive Plan to Increase the Maximum Number of Available Shares by 1,525,000 Shares (continued)

Awards Under the Amended Plan

Stock Options.  The Amended Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Code and stock options that do not qualify as incentive stock options (i.e., nonqualified stock options). The exercise price of each stock option may not be less than 100% of the fair market value of the common stock on the date of grant. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to these requirements is made for options that we grant in exchange for options held by employees of companies that we acquire. In such a case, the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.

The term of each stock option is fixed at the time of grant and may not exceed 10 years from the date of grant. The Compensation Committee determines when each option may be exercised. Options may be exercisable in installments. A participant may pay the exercise price of an option in cash or in cash equivalents, by tendering shares of common stock equal to the total exercise price, by surrendering option shares equal to the total exercise price, by a sale through a broker-dealer or in a combination of these forms, as permitted by the Compensation Committee. The Amended Plan prohibits the repricing of stock options without stockholder approval.

Stock Appreciation Rights.  A stock appreciation right provides the right to receive shares, cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the rights during a specified period of time. The Compensation Committee may grant stock appreciation rights subject to such terms and conditions and exercisable at such times as determined by the Compensation Committee and specified in the applicable award agreement. The price at which stock appreciation rights may be exercised will not be less than 100% of the fair market value of our common stock on the date of grant, unless the award is granted in substitution of an award held by an employee of a company we acquire. The term of a stock appreciation right will not exceed 10 years. Stock appreciation rights may not be repriced without stockholder approval.

Restricted Stock.  A restricted stock award is an award of shares that is subject to one or more restrictions and prohibitions regarding the transferability of the shares, for a period to be determined by the Compensation Committee. The Compensation Committee has the discretion to determine the terms of any restricted stock award including the number of shares subject to the award, the price (if any) paid for shares subject to the award and the minimum period over which a restricted stock award may be vested. Unless otherwise determined by the Compensation Committee, participants holding shares subject to restricted stock awards may exercise full voting rights with respect to the shares during the restriction period and will be entitled to receive all dividends and other distributions with respect to the shares.

Restricted Stock Units.  A restricted stock unit is an award of units denominated in shares and payable in shares or cash, which is subject to such performance and/or other conditions as are specified by the Compensation Committee. The Compensation Committee has the discretion to determine the terms of any restricted stock unit award, including the number of shares subject to such award and the minimum period over which the award may vest and be settled. Holders of restricted stock units will be entitled to receive dividend equivalents only to the extent provided by the Compensation Committee.

Performance Awards.  The Amended Plan provides for the grant of performance awards, ultimately payable in common stock or cash (or a combination of stock and cash), as determined by the Compensation Committee. Performance awards are conditioned upon the level of achievement of one or more stated performance goals over a specified performance period that is not shorter than one year. Performance awards to covered employees may be designed to qualify as “performance-based compensation” under Section 162(m) of the Code to the extent the Compensation Committee so designates, in which case the grant, exercise, vesting or settlement of such performance award will be contingent upon the achievement of one or more pre-established performance goals based on one or more of the business criteria described below under “Proposal 4 – Approval of the Material Terms of the 2007 Stock Incentive Plan for Purposes of Complying with Section 162(m) of the Internal Revenue Code.” The number of shares issued under or the amount paid under an award may be reduced by the Compensation Committee in its discretion.

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Other Awards.  In addition to the award types described above, the Amended Plan permits the following types of awards:

•	Shares of unrestricted stock, which are shares of common stock issued at no cost or for a purchase price and that are free from any transferability and forfeiture restrictions.

•

Other incentive awards, which may be payable in common stock, cash or other property as determined by the Compensation Committee. The terms and conditions of such awards will be specified by the Compensation Committee in the applicable award agreement.

Transferability.  Unless otherwise provided by the Compensation Committee, awards under the Amended Plan are generally only transferable (i) by the recipient’s last will and testament and by the applicable laws of descent and distribution, (ii) pursuant to a domestic relations order, or (iii) to immediate family members or trusts or partnerships solely for the benefit of the participant’s immediate family members. Incentive stock options are transferable only as provided in clause (i) above.

Tax Withholding.  A participant must satisfy any applicable federal, state, local or foreign tax withholding obligations that arise due to an award made under the Amended Plan, and the Compensation Committee will not be required to issue any shares or make any payment until the participant satisfies those obligations in a manner satisfactory to us. The Compensation Committee may permit tax withholding obligations to be satisfied by having the Company withhold a portion of the shares that would otherwise be issued to the participant under an award or by allowing the participant to surrender previously acquired shares.

Term and Termination of the Amended Plan.  Unless earlier terminated by action of our Board, the Amended Plan will terminate on May 30, 2022. Awards granted before the termination date of the Amended Plan will continue to be effective according to their terms and conditions.

Amendment and Termination.  Our Board may amend, suspend or terminate the Amended Plan at any time and for any reason. Amendments to the Amended Plan will be submitted for stockholder approval if an amendment increases the maximum number of shares available under the Amended Plan, changes the designation or class of persons eligible to receive awards under the Amended Plan or if required by applicable law or by applicable stock exchange listing requirements. Amendments to limit the scope of the Amended Plan do not require stockholder approval. No amendment to the Amended Plan or awards may adversely affect in any material way any outstanding award without the consent of the holder of such award.

Corporate Events.  We may make appropriate adjustments in outstanding awards and the number of shares available for issuance under the Amended Plan, including the individual limitations on awards, to reflect recapitalizations, reclassifications, stock splits, reverse stock splits, stock dividends and other similar events. Unless provided otherwise in an applicable award agreement, in the event of a “change in control” (as defined in the Amended Plan), the vesting of all awards will be accelerated and any performance criteria will be deemed to be achieved to the maximum extent possible. If there is a change in control, and we are not the surviving corporation (or if we survive only as a subsidiary of another corporation), unless the Compensation Committee determines otherwise, awards will be replaced with similar awards of the surviving corporation (or parent of the surviving corporation). The Compensation Committee may require the surrender to us by selected participants of some or all of the outstanding awards held by such participants, at which time we will cancel those awards and cause to be paid to each affected participant a certain amount of cash per share, as specified in the Amended Plan.

Clawback Policy.  The Amended Plan contains a clawback provision that provides that (i) the Company will not be required to comply with any term of the plan or awards thereunder if and to the extent prohibited by applicable law or to the extent doing so would require that the participant reimburse the Company for such amounts under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and (ii) the participant will reimburse the Company for incentive-based awards and profits realized from the sale of award shares as required by applicable law, including but not limited to the Sarbanes Oxley Act and the Dodd-Frank Act.

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Proposal 3 – Approval of the Third Amendment to the 2007 Stock Incentive Plan to Increase the Maximum Number of Available Shares by 1,525,000 Shares (continued)

Equity Compensation Plan Information and Burn Rate

Outstanding options and available shares.  The following table provides information regarding the shares of our common stock that may be issued under the 2007 Plan as of December 31, 2014. The number of securities reported in column (c) as available for future issuance does not include any of the 1,525,000 additional shares that stockholders are being asked to approve at the 2015 annual meeting.

Equity Compensation Plan Information as of December 31, 2014
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(a)	Weighted-average exercise price of outstanding options, warrants and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(c)
Equity compensation plans approved by security holders(1)	39,525	$ 12.09	959,731
Equity compensation plans not approved by security holders	—	—	—
Total	39,525	$ 12.09	959,731
(1)	On May 31, 2012, at our 2012 annual meeting, the stockholders approved the Second Amendment to the 2007 Plan, which increased the maximum number of shares of our common stock reserved for issuance for awards under the 2007 Plan. All securities reported as remaining available for future issuance are available from the additional shares approved by stockholders under the Second Amendment. When the 2007 Plan was originally adopted in 2007 in connection with our initial public offering, it was not required to be approved by our public stockholders.

Burn rate.  At December 31, 2014, our three-year average annual “burn rate,” or percentage of weighted average shares outstanding granted under the 2007 Plan in the prior three years, was 1.5%.

Federal Income Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the U.S. federal income tax consequences to participants arising from participation in the Amended Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of participants in the Amended Plan may vary depending on the particular situation and therefore may be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences.

Stock Options and Stock Appreciation Rights.  Participants will not realize taxable income upon the grant of a nonqualified stock option or a stock appreciation right. Upon the exercise of a nonqualified stock option or a stock appreciation right, a participant will recognize ordinary compensation income (subject to withholding) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price (if any) paid. A participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a stock appreciation right, or pursuant to the cash exercise of a nonqualified stock option, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Federal Income Tax Consequences – Tax Code Limitations on Deductibility” below, we or one of our subsidiaries (as applicable) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described above.

Participants eligible to receive an incentive stock option will not recognize taxable income on the grant of an incentive stock option. Upon the exercise of an incentive stock option, a participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the incentive stock option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause the participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of

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an incentive stock option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is more than the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Stock. However, if a participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm’s-length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Stock. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

Generally, we will not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless a participant makes a Disqualifying Disposition of the ISO Stock. If a participant makes a Disqualifying Disposition, we will then, subject to the discussion below under “Federal Income Tax Consequences – Tax Code Limitations on Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

Under current rulings, if a participant transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a nonqualified stock option or incentive stock option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the nonqualified stock option or incentive stock option exercise price (although a participant would still recognize ordinary compensation income upon exercise of a nonqualified stock option in the manner described above). Moreover, that number of shares of common stock received upon exercise that equals the number of shares of previously held common stock surrendered in satisfaction of the nonqualified stock option or incentive stock option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the nonqualified stock option or incentive stock option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above. If a reload option is issued in connection with a participant’s transfer of previously held common stock in full or partial satisfaction of the exercise price of a nonqualified stock option or incentive stock option, the tax consequences of the reload option will be as provided above for a nonqualified stock option or incentive stock option, depending on whether the reload option itself is a nonqualified stock option or incentive stock option.

The Amended Plan allows the Compensation Committee to permit the transfer of awards in limited circumstances. See “Awards Under the Amended Plan – Transferability.” For income and gift tax purposes, certain transfers of nonqualified stock options and stock appreciation rights generally should be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service (“IRS”) has not provided formal guidance on the income tax consequences of a transfer of nonqualified stock options (other than in the context of divorce pursuant to a domestic relations order) or stock appreciation rights. However, the IRS has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options. If a nonqualified stock option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes will be collectible from the transferee at such time.

In addition, if a participant transfers a vested nonqualified stock option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the nonqualified stock option at the time of the

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gift. The value of the nonqualified stock option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the nonqualified stock option and the illiquidity of the nonqualified stock option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $14,000 (for 2015, indexed for inflation) per donee, (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deduction rules. The gifted nonqualified stock option will not be included in the participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested nonqualified stock options has not been extended to unvested nonqualified stock options. Whether such consequences apply to unvested nonqualified stock options is uncertain, and the gift tax implications of such a transfer are a risk the transferor will bear upon such a disposition. The IRS has not specifically addressed the tax consequences of a transfer of stock appreciation rights.

Restricted Stock Awards; Restricted Stock Units; Cash Awards.  A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. A participant will not have taxable income at the time of grant of a stock award in the form of restricted stock units denominated in common stock, but rather, will generally recognize ordinary compensation income at the time he receives cash or common stock in settlement of the restricted stock units in an amount equal to the cash or the fair market value of the common stock received. In general, a participant will recognize ordinary compensation income as a result of the receipt of common stock pursuant to a restricted stock award in an amount equal to the fair market value of the common stock when such stock is received; provided that, if the stock is not transferable and is subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable or is no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under section 83(b) of the Code, or (ii) when the common stock is received, in cases where a participant makes a valid election under section 83(b) of the Code. If a section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares.

A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above for common stock or cash received. Dividends that are received by a participant before the common stock is taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the common stock received by a participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse.

Subject to the discussion immediately below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described above.

Tax Code Limitations on Deductibility.  In order for the amounts described above to be deductible, these amounts must be reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Our ability to obtain a deduction for future payments under the Amended Plan could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Finally, our ability (or the ability of one of our subsidiaries, as applicable) to obtain a deduction for amounts paid under the Amended Plan could be limited by Section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of compensation paid to covered employees of a publicly traded corporation to $1 million for any such officer during any taxable year of the corporation. However, an exception applies to this limitation in the case of certain “performance-based compensation.” In order to exempt “performance-based compensation” from the $1 million deductibility limitation, the grant, vesting, exercise or settlement of the award relating to the compensation must be based

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Proposal 3 – Approval of the Third Amendment to the 2007 Stock Incentive Plan to Increase the Maximum Number of Available Shares by 1,525,000 Shares (continued)

on the satisfaction of one or more performance goals as selected by the Compensation Committee. Performance-based awards intended to comply with Section 162(m) may not be granted in a given period if such awards relate to shares of common stock that exceed a specified limitation or, alternatively, the performance-based awards may not result in compensation, for a participant, in a given period that exceeds a specified limitation. Under the terms of the Amended Plan, a participant who receives an award or awards intended to satisfy the “performance-based compensation” exception to the $1 million deductibility limitation may not receive performance-based awards relating to more than 330,000 shares of common stock or, with respect to awards not related to shares of common stock, $5 million, in any given fiscal year. Although the Amended Plan has been drafted to satisfy the requirements for the “performance-based compensation” exception, we may determine that it is in our best interests not to satisfy the requirements for the exception. See “Awards Under the Amended Plan – Performance Awards.”

Requirements Regarding Nonqualified Deferred Compensation.  Certain of the awards under the Amended Plan may constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code. Failure to comply with the requirements of Section 409A regarding the timing of payment of deferred amounts could result in affected participants being required to recognize ordinary income for federal tax purposes earlier than expected, and being subject to substantial penalties. We intend for awards granted under the Amended Plan to be exempt from or to comply with the requirements of Section 409A but no assurance can be given that they will.

New Plan Benefits

The future awards, if any, that will be made to eligible persons under the Amended Plan are subject to the discretion of the Compensation Committee and, therefore, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our executive officers, employees and directors under the Amended Plan. Therefore, a New Plan Benefits Table is not provided.

Vote Required

Approval of the Third Amendment to the 2007 Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote.

Board Recommendation

The Board recommends a vote “FOR” the approval of the Third Amendment to the 2007 Plan.

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Proposal 4 – Approval of the Material Terms of the 2007 Stock Incentive Plan for Purposes of Complying with Section 162(m) of the Internal Revenue Code

In addition to the approval of the Third Amendment, our stockholders are also being asked to approve the material terms of the Amended Plan for purposes of complying with certain requirements of Section 162(m) of the Code (“Section 162(m)”). As explained in greater detail below, we believe approval of this proposal is advisable in order to allow us to grant awards under the Amended Plan that may qualify as “performance-based compensation” under Section 162(m).

Background and Purpose of the Proposal

The Amended Plan is designed, in part, to allow us to provide “performance-based compensation” that may be tax-deductible by us and our subsidiaries without regard to the limits of Section 162(m) if we structure compensation in a manner that will satisfy the exemption. Under Section 162(m), the federal income tax deductibility of compensation paid to covered employees may be limited to the extent this compensation exceeds $1 million in any taxable year. However, we may deduct compensation paid to the covered employees above that amount, if it qualifies for exemption as “performance-based compensation” under Section 162(m).

In addition to other requirements, in order for awards under the Amended Plan to constitute “performance-based compensation,” the material terms of the Amended Plan periodically must be approved by our stockholders. Under Section 162(m), the material terms of the Amended Plan that stockholders are being asked to approve are (i) the employees eligible to receive compensation under the Amended Plan, (ii) the maximum amount of compensation that may be paid to an individual under the Amended Plan during a specified period, and (iii) the list of business criteria on which performance goals may be based. Each of these items is discussed below, and stockholder approval of this proposal will be considered approval of each of these items for purposes of the Section 162(m) stockholder approval requirements.

Consequences of Failing to Approve the Proposal

If this Proposal 4 is not approved, our covered employees may not receive the compensation that we intend to provide them under the Amended Plan and the deductibility of awards granted to covered employees in the future potentially may be limited. This means that we may be limited in our ability to grant awards that satisfy our compensation objectives and that are deductible (although we retain the ability to evaluate the performance of the covered employees and to pay appropriate compensation even if some of it may be non-deductible). For the avoidance of doubt, if this Proposal 4 is not approved by stockholders, we will continue to be able to grant “performance-based compensation” within the meaning of Section 162(m) under the 2007 Plan regarding shares of common stock currently available under the 2007 Plan (i.e., before giving effect to the Third Amendment) as a result of the approval of the material terms of the 2007 Plan by our stockholders at the 2011 annual meeting.

Material Terms

Eligibility to Participate.  Under Section 162(m) and its regulations, the employees eligible to receive compensation must be set forth in the Amended Plan and approved by stockholders. Awards may be made under the Amended Plan to our employees, outside directors and consultants, including any employee who is an officer, and to any other service provider who, in the opinion of the Compensation Committee, is in a position to make a significant contribution to our success. The Compensation Committee determines in its discretion which eligible persons will receive awards under the Amended Plan. Although Section 162(m) only limits the deductibility for compensation paid to a covered employee who is employed as of the end of the year, the performance goals described below may be applied to other senior officers if any of them could be deemed to be a covered employee under the Section 162(m) regulations during the time that they hold a performance award.

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2015 PROXY STATEMENT

Proposal 4 – Approval of the Material Terms of the 2007 Stock Incentive Plan for Purposes of Complying with Section 162(m) of the Internal Revenue Code (continued)

Maximum Amount of Compensation.  Under Section 162(m) and its regulations, restrictions on the maximum amount of compensation that may be awarded to an individual in a specified period must be provided for in the Amended Plan and approved by our stockholders. The maximum number of shares of common stock that may be subject to all awards granted to any one participant in each fiscal year is 330,000 shares. The maximum number of shares of common stock that may be subject to nonqualified stock options and stock appreciation rights granted to any one participant during a fiscal year is 330,000 shares. The amount that may be paid in cash pursuant to performance awards granted to our covered employees is $5 million for each fiscal year during the applicable performance period. These limits are not intended to suggest that the amount of compensation received by any covered employee or other participant will be the maximum in the Amended Plan.

Business Criteria.  Under Section 162(m) and its regulations, the business criteria on which performance goals may be based must be provided for in the Amended Plan and approved by our stockholders. If the Compensation Committee determines that an eligible person is a covered employee or is likely to be a covered employee and the award is intended to qualify as “performance-based compensation” under Section 162(m), then the grant, exercise, vesting and settlement of the performance award will be contingent upon the achievement of one or more pre-established performance goals based on one or more of the business criteria below. For awards intended to be “performance-based compensation,” performance goals will be designed to be objective, “substantially uncertain” of achievement at the date of grant and to otherwise meet the requirements of Section 162(m) and its regulations. Performance goals may vary among award recipients or among awards to the same recipient. Performance goals will be established no later than 90 days after the beginning of any performance period applicable to the awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m). The number of shares issued under or the amount paid under an award may, to the extent specified in the award agreement, be reduced by the Compensation Committee in its discretion.

Performance goals set by the Compensation Committee may relate to one or more of the following objective business criteria (on an absolute basis or relative to the performance of other business entities) that the Compensation Committee determines is appropriate: (i) earnings or earnings per share (whether on a pre-tax, after-tax, operational, adjusted or other basis), (ii) return on equity, (iii) return on assets or net assets, (iv) return on capital or invested capital and other related financial measures, (v) cash flow or EBITDA or EBITDAX, (vi) revenues, (vii) income or operating income, (viii) expenses or costs or expense levels or cost levels (absolute or per unit), (ix) one or more operating ratios, (x) stock price, (xi) total stockholder return, (xii) operating profit, (xiii) profit margin, (xiv) capital expenditures, (xv) net borrowing, debt leverage levels, credit quality or debt ratings, (xvi) the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions, (xvii) net asset value per share, (xviii) economic value added, (xix) individual business objectives, (xx) growth in production, (xxi) growth in reserves, (xxii) reserve replacement ratio, and (xxiii) finding and development costs per unit. At the time of the grant of an award intended to qualify as “performance-based compensation” and to the extent permitted under Section 162(m) and its regulations, the Compensation Committee may provide for the manner in which the performance goals will be measured in light of specified corporate transactions, extraordinary events, accounting changes and other similar occurrences.

For a detailed description of the other principal terms of, certain tax consequences associated with participation in and other information regarding the Amended Plan, please see “Proposal 3: Approval of the Third Amendment to the 2007 Stock Incentive Plan to Increase the Maximum Number of Available Shares by 1,525,000 Shares.”

Vote Required

Approval of the material terms of the Amended Plan for purposes of complying with the requirements of Section 162(m) requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote.

Board Recommendation

The Board recommends a vote “FOR” the approval of the material terms of the Amended Plan for purposes of complying with the requirements of Section 162(m).

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Proposal 5 – Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed Hein & Associates LLP (“Hein”) as the independent registered public accounting firm to audit our consolidated financial statements as of and for the fiscal year ending December 31, 2015, and our internal control over financial reporting as of December 31, 2015. Hein has served as our independent registered public accounting firm since 2005 and has provided us audit-related services during that time. Hein also provided us tax services through 2008. Representatives of Hein are expected to be present at the annual meeting to respond to appropriate questions from stockholders and will be given the opportunity to make a statement if they desire to do so.

The submission of this matter for approval by stockholders is not legally required; however, the Board and Audit Committee believe that this submission is consistent with best practices in corporate governance and is an opportunity for stockholders to provide direct feedback to the Board and Audit Committee on an important issue of corporate governance. If the appointment is not ratified, the Audit Committee will consider whether it should select another independent registered public accounting firm, although the results of the vote are not binding on the Audit Committee.

Vote Required

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required for the ratification of the appointment of Hein & Associates LLP as our independent registered public accounting firm for fiscal year 2015.

Board Recommendation

The Board recommends a vote “FOR” the ratification of the appointment of Hein & Associates LLP as our independent registered public accounting firm for fiscal year 2015.

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Board of Directors, Board Meetings and Committees

Board Structure and Meetings

Our Board has eight directors and three committees, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, which we sometimes refer to as the “Nominating and Governance Committee.” Our Board is classified into three classes of directors, each serving staggered, three-year terms. As a result, stockholders will elect a portion of our Board each year. The current terms of Class I, Class II and Class III directors expire at the annual meeting of stockholders in 2017, 2015 and 2016, respectively. Our bylaws provide that the Board will consist of at least three but not more than nine directors, and the exact number of directors that make up the Board will be fixed from time to time by resolution of the Board. No decrease in the number of directors may shorten the term of any incumbent director.

Board Leadership

Our Board has determined that a leadership structure consisting of a combined role of Chairman of the Board and Chief Executive Officer and President, together with a strong Lead Independent Director, is appropriate for our Company. As Mr. Craft bears the primary responsibility for managing our day-to-day business, the combination of the role of Chairman, Chief Executive Officer and President ensures that key business issues and stockholder interests are brought to the attention of our Board. In addition, as a result of his role as the Chief Executive Officer and President of the Company, Mr. Craft has Company-specific experience that can benefit his role as Chairman of the Board in identifying strategic priorities, leading the discussion and execution of strategy, and facilitating the flow of information between management and the Board.

To give a significant voice to our independent, non-management directors and to reinforce effective, independent leadership on the Board, and in recognition of his demonstrated leadership skills, the Board has appointed Mr. Gregg as Lead Independent Director. The Lead Independent Director’s responsibilities are set forth in the Company’s Lead Independent Director charter and include:

•	Presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	Serving as the principal liaison between the Chairman and the independent directors;

•	Approving all information sent to the Board, including the quality, quantity, appropriateness and timeliness of such information;

•	Approving meeting agendas for the Board;

•	Approving the frequency of Board meetings and Board meeting schedules, assuring there is sufficient time for discussion of all agenda items;

•	Calling meetings of the independent directors as needed;

•	Ensuring that he is available for consultation and direct communication with major stockholders upon request; and

•

Upon delegation of authority from the Nominating and Governance Committee, overseeing the development, recommendation and implementation of a process for the assessment of the effectiveness of the Board, each committee and the Board members, and administering such assessments as often as determined by the Board.

We believe that the above structure, policies and practices, when combined with the Company’s other governance policies and procedures, provide for appropriate oversight, discussion and evaluation of decisions and direction from the Board, and are in the best interest of our stockholders.

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Board of Directors, Board Meetings and Committees (continued)

Meetings

During 2014, our Board held eight meetings. In addition, the independent directors meet regularly in executive session. Each director attended in person or by telephone at least 94% of the total Board meetings and meetings of Board committees of which he was a member in 2014.

The Board’s Role in Risk Oversight

Assessing and managing risk is the responsibility of the management of the Company. However, the Board has an active role, as a whole, and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each.

Under its charter, the Audit Committee reviews and discusses with management the Company’s major financial and other risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. In addition, the Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting, tax and legal matters, as well as liquidity risks and guidelines, policies and procedures for monitoring and mitigating risks.

The Audit Committee meets regularly in executive session without the Company’s independent public accounting firm and without management. Members of the Audit Committee routinely observe meetings of the Company’s Disclosure Committee, which meets before the Company files quarterly and annual financial reports with the SEC. In addition, the Audit Committee reviews and discusses with management and the Company’s independent public accounting firm any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting. The Audit Committee also meets with our internal controls, Sarbanes-Oxley compliance and enterprise risk management consultants, and, if applicable, reviews related-party transactions for potential conflicts of interest. Finally, the Audit Committee oversees the reserves estimation process and meets with our CEO, key management and our independent engineering firm to review the processes used to prepare our proved reserves reports.

The Compensation Committee oversees the management of risks associated with executive compensation, and meets regularly in executive session without management. See “Compensation Practices as They Relate to Risk Management” for additional discussion of the Compensation Committee’s oversight of risks relating to executive compensation. The Nominating and Governance Committee oversees the management of risks associated with corporate governance practices and procedures, including independence of the Board, and makes recommendations to the Board regarding improvements. While each committee is responsible for overseeing the management of certain risks, the entire Board is regularly informed through committee reports about such risks.

Committee Composition and Meetings

In November 2014, the Board created the new Nominating and Governance Committee, and appointed Mr. Craft as Chairman of the Board and Mr. Gregg as Lead Independent Director. The tables below describe committee membership and the number of meetings of each of the committees, both before and after the November 2014 reorganization. The function of each of the committees is described in greater detail below.

Each of the committees operates under a written charter adopted by our Board. Each of the committee charters is available under the Corporate Governance subsection of the “About” section of our website at www.approachresources.com and is available in printed form upon request by any stockholder.

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Board of Directors, Board Meetings and Committees (continued)

Committee Membership from January 2014 to November 2014

Name of Director	Audit	Compensation and Nominating	Board of Directors
Alan D. Bell	Chair	Member	Member
James H. Brandi	Member	Chair	Member
J. Ross Craft, P.E.			Member
James C. Crain	Member	Member	Member
Vean J. Gregg III	Member		Member
Bryan H. Lawrence			Chair
Sheldon B. Lubar		Member	Member
Christopher J. Whyte	Member		Member
Number of meetings	4	3	6

Committee Membership from November 2014 to December 2014

Name of Director	Audit	Compensation	Nominating and Governance	Board of Directors
Alan D. Bell	Chair	Member		Member
James H. Brandi	Member			Member
J. Ross Craft, P.E.				Chair
James C. Crain	Member		Chair	Member
Vean J. Gregg III		Chair	Member	Lead Independent Director
Bryan H. Lawrence				Member
Sheldon B. Lubar			Member	Member
Christopher J. Whyte	Member	Member		Member
Number of meetings	1	2	0	2
Total 2014 meetings	5	5	0	8

Audit Committee

We have an audit committee established according to Section 10A-3 of the Exchange Act. Our Audit Committee is currently made up of Alan Bell, Chairman, James Brandi, James Crain and Christopher Whyte. Our Board has determined that all members of the Audit Committee are independent Audit Committee members under applicable SEC and NASDAQ rules and regulations. Additionally, the Board has determined that each member of the Audit Committee has accounting and related financial management expertise under NASDAQ rules. The Board has determined that Mr. Bell, Mr. Crain and Mr. Whyte are each “audit committee financial experts” as described in Item 407(d)(5) of Regulation S-K. In addition to regularly scheduled meetings, Audit Committee members communicate with each other concerning audit matters outside of meetings as necessary. As Chairman of the Audit Committee, Mr. Bell regularly reports to the full Board regarding audit matters.

The Audit Committee oversees the annual audit and recommends to our Board the independent public accountants who audit our financial statements. The Audit Committee also approves any other services provided by public accounting firms. The Audit Committee assists our Board in fulfilling the Board’s oversight responsibility to the stockholders, the investment community and others relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence. The Audit

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2015 PROXY STATEMENT

Board of Directors, Board Meetings and Committees (continued)

Committee oversees our system of disclosure controls and procedures and system of internal controls regarding financial, accounting, legal compliance and ethics that management and our Board have established. In doing so, it is the responsibility of the Audit Committee to maintain free and open communication between the Audit Committee, our independent registered public accounting firm and our management. For ease of reference in this proxy statement, we may refer to the independent registered public accounting firm as our “accounting firm.”

Principal responsibilities of the Audit Committee under its charter include the following:

•	Appoint, determine funding for and oversee our accounting firm;

•	Preapprove all auditing services, internal control related services and permitted non-audit services (including fees and terms) to be performed for us by our accounting firm;

•	Review and discuss with management and our accounting firm our quarterly and annual financial statements;

•

Review and discuss quarterly reports from our accounting firm on critical accounting policies to be used, any alternative treatments of financial information within U.S. generally accepted accounting principles (“GAAP”) that have been discussed with management and other material written communications between the accounting firm and management;

•	Discuss with management our earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts;

•	Discuss with management our major financial and other risk exposures and the steps management has taken to monitor and control such exposures;

•

Review and discuss with management and our accounting firm our internal controls report and our accounting firm’s attestation of our internal controls before the filing of the Company’s annual report on Form 10-K;

•	Review and evaluate the lead partner of our accounting firm audit team; and

•

Establish policies and procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters or alleged breaches of our Code of Conduct.

Compensation Committee

The Compensation Committee oversees our executive and director compensation. Our Compensation Committee is currently made up of Vean Gregg, Chairman, Alan Bell and Christopher Whyte. Our Board has determined that all members of the Compensation Committee are independent Compensation Committee members under applicable SEC and NASDAQ rules and regulations.

Principal responsibilities of the Compensation Committee under its charter include the following:

•

Review and approve corporate goals and objectives relating to compensation for our CEO, evaluate the CEO’s performance in light of these goals and objectives and recommend to the Board the CEO’s annual compensation;

•

Review and approve the evaluation process and compensation structure for our executive officers and key employees and, in consultation with the CEO, recommend to the Board the annual compensation for such officers and key employees;

•	Review and administer our incentive compensation and stock-based plans;

•	Review director compensation and recommend to the Board the form and amount of director compensation;

•	Meet with management to review and discuss the Compensation Discussion and Analysis required by the SEC’s rules and regulations; and

•	Engage independent compensation consultants, outside legal counsel and other advisers to assist in the evaluation of executive officers’ compensation.

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Board of Directors, Board Meetings and Committees (continued)

Role of the Compensation Committee

Our Compensation Committee is responsible for the approval, evaluation and oversight of all of our executive officer, director and stock incentive compensation plans, policies and programs. The Compensation Committee also reviews total annual base salaries and bonuses for non-executive employees as recommended by our CEO. In addition to regularly scheduled meetings, Compensation Committee members communicate with each other concerning compensation matters outside of meetings as necessary. As Chairman of the Compensation Committee, Mr. Gregg regularly reports to the full Board regarding compensation matters.

The Compensation Committee meets outside the presence of all of our executive officers to consider the appropriate compensation for our CEO. The Compensation Committee analyzes the performance of our CEO and determines his base salary, individual performance portions of our annual STIP program and any grant of LTIP or other equity-based awards. For all other executive officers, the Compensation Committee meets outside the presence of all executive officers, except our CEO. Our CEO annually reviews the performance of each executive officer with the Compensation Committee and makes recommendations to the Compensation Committee on the appropriate base salary, payments to be made under any individual performance portion of our annual STIP program and any grant of LTIP or other equity-based awards. Our CEO has no role in determining his own compensation.

Based on these recommendations from our CEO for non-CEO executive officers and the other considerations discussed in “Compensation Discussion and Analysis” below, the Compensation Committee recommends to the Board the annual compensation package of each of our executive officers, including our CEO. Input or suggestions applicable to group or individual compensation from other executive officers may be solicited by the Compensation Committee.

To the extent permitted by applicable law and regulations, the Compensation Committee may delegate any of its authority to subcommittees of the Compensation Committee, as it deems appropriate.

Role of Compensation Consultant

Since 2011, the Compensation Committee has retained Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant. Meridian reports directly and exclusively to the Compensation Committee; however, at the Compensation Committee’s direction, Meridian works with management to review or prepare materials for the Committee’s consideration. Meridian attended five Compensation Committee meetings in 2014. The Compensation Committee did not engage any consultant other than Meridian during 2014 to provide executive or director compensation consulting services. The Compensation Committee’s engagement of Meridian includes the following services:

•

Consult with the Compensation Committee on executive compensation matters to align the Compensation Committee’s actions with stockholder interests, the Company’s business strategy and pay philosophy, prevailing market practices and relevant legal and regulatory requirements;

•

Provide comprehensive, competitive market data for the Compensation Committee to consider in determining executive base salary and short- and long-term incentive awards, including advice regarding the design of the Company’s STIP and LTIP;

•	Review other parts of our compensation and benefits programs, including executive benefits and perquisites, change-in-control protections, severance policies and stock ownership requirements;

•	Provide advice on proposed compensation actions;

•	Assist the Compensation Committee in the design and level of outside director compensation;

•	Provide regular updates of changes in executive compensation and governance policies of proxy advisory services and evaluate how the Company’s program compares against those policies;

•	Provide periodic Monte Carlo evaluations for TSR stock awards; and

•	Attend and participate in Compensation Committee meetings as the Compensation Committee deems appropriate.

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Board of Directors, Board Meetings and Committees (continued)

In May 2014, the Compensation Committee considered the independence of Meridian in light of SEC rules and NASDAQ listing standards. The Compensation Committee requested and received a letter from Meridian addressing the consulting firm’s independence, including the following factors:

•	Other services provided to us by Meridian;

•	Fees paid by us as a percentage of Meridian’s total revenue;

•	Policies or procedures maintained by Meridian that are designed to prevent a conflict of interest;

•	Any business or personal relationships between the individual consultants involved in the engagement and members of the Compensation Committee;

•	Any Company stock owned by the individual consultants involved in the engagement; and

•	Any business or personal relationships between our executive officers and Meridian or the individual consultants involved in the engagement.

The Compensation Committee discussed these considerations and concluded that the work of Meridian did not raise any conflict of interest.

Nominating and Corporate Governance Committee

The Nominating and Governance Committee is currently made up of James Crain, Chairman, Vean Gregg and Sheldon Lubar. Our Board has determined that all members of the Nominating and Governance Committee are independent under applicable SEC and NASDAQ rules and regulations. In addition to regularly scheduled meetings, Nominating and Governance Committee members communicate with each other concerning nominating and governance matters outside of meetings as necessary. As Chairman of the Nominating and Governance Committee, Mr. Crain regularly reports to the full Board regarding nominating and governance matters.

The Nominating and Governance Committee assists the Board by identifying individuals qualified for election and re-election as Board members and recommends to the Board director nominees for election by the stockholders or appointment by the Board, as the case may be. The Nominating and Governance Committee also recommends to the Board director nominees for each committee of the Board. The Nominating and Governance Committee is also responsible for developing and maintaining the Company’s corporate governance policies and acting on specific matters within its delegated authority, as determined by the Board from time to time.

Principal responsibilities of the Nominating and Governance Committee under its charter include the following:

•	Assess and develop the Company’s corporate governance guidelines, monitor industry developments and governance practices, and make recommendations to the Board regarding improvements;

•	Develop and recommend director qualifications to the Board for its approval;

•	Establish procedures for evaluating the suitability of potential director nominees;

•	Identify and recommend potential director nominees for election by the stockholders or appointment by the Board, as the case may be;

•	Review the suitability for continued service as a director of each Board member as applicable; and

•	Assess the size, composition and leadership of the Board and make recommendations to the Board regarding the same.

For more information on the director nomination process and the policies of the Nominating and Governance Committee, please see “Corporate Governance – Identifying and Evaluating Nominees for Director.”

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2015 PROXY STATEMENT

Corporate Governance

We are committed to sound corporate governance principles. Following such principles is essential to running our business efficiently and maintaining our integrity in the marketplace. Our corporate governance documents are available under the Corporate Governance subsection of the “About” section of our website at www.approachresources.com, and are available in print upon request by any stockholder to our Corporate Secretary, Approach Resources Inc., One Ridgmar Centre, 6500 West Freeway, Suite 800, Fort Worth, Texas 76116. The information on our website is not part of this proxy statement.

Corporate Governance Policies and Practices

The Company is subject to SEC rules and regulations and NASDAQ listing standards and is not required to adopt additional corporate governance guidelines. However, the corporate governance matters listed below and discussed in this proxy statement summarize the Board’s authority and policies and practices in place to review and evaluate the Company’s business and to make decisions that are independent of the Company’s management:

•	Board structure and meetings, including executive sessions;

•	Board’s role in risk oversight;

•	Qualifications, independence, responsibilities and compensation of directors;

•	Committee functions and independence of committee members;

•	Performance evaluation of our executive officers and directors;

•	Adherence to a Code of Conduct; and

•	Review and approval of related-party transactions.

Code of Conduct

We have adopted a Code of Conduct that applies to all of our directors, officers and employees. The Code of Conduct is available under the Corporate Governance subsection of the “About” section of our website at www.approachresources.com. Any change to or waiver from our Code of Conduct may be made only by the Board or, in the case of any change or waiver for any of our officers, by our independent directors. All changes and waivers will be disclosed as required by applicable SEC and NASDAQ rules and regulations.

Board Independence

The Board has determined that, except for our Chairman and CEO, all members of our Board, including our Lead Independent Director, are independent under SEC and NASDAQ rules and regulations. Furthermore, the Board has determined that all of the current members of the Audit Committee, Compensation Committee and Nominating and Governance Committee are independent under SEC and NASDAQ rules and regulations.

Identifying and Evaluating Nominees for Director

The policy of the Nominating and Governance Committee is to consider properly submitted nominations for candidates for membership on the Board. The Nominating and Governance Committee and Board seek individuals who are of high ethical character and who share our values. The Nominating and Governance Committee and the Board also seek individuals with a diversity of professional experiences, including chief executive officers and other operating executives, investment and finance professionals, attorneys and individuals with experience or advanced degrees in public accounting. Other criteria that the Nominating and Governance Committee will use to evaluate director nominees are:

•	A candidate’s strength of character, independence of opinion and sound business judgment;

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2015 PROXY STATEMENT

Corporate Governance (continued)

•	The proportion of Board members who meet the criteria for independence required by NASDAQ;

•	A candidate’s broad understanding of business, financial affairs and the complexities of a business organization;

•	A candidate’s ability to work with our other directors and executives in accomplishing our objectives and representing stockholders;

•	A candidate’s ability to devote sufficient time to effectively administer our affairs; and

•	A candidate’s educational background and expertise in areas significant to our operations.

The Nominating and Governance Committee has no specific policy on diversity. However, the Committee does not discriminate on the basis of race, gender, age or cultural background in identifying and nominating director candidates. For purposes of consideration of diversity, the Nominating and Governance Committee and the Board include members with differences of viewpoint, professional experience, education, skills and other individual qualities and attributes.

The Nominating and Governance Committee may consider suggestions from many sources regarding possible candidates for nomination to the Board, including suggestions from management, directors and stockholders. For the deadlines for stockholder suggestions to the Nominating and Governance Committee of individuals to be considered for nomination as candidates to be elected at the 2016 annual meeting of stockholders, see “Other Matters – Submission of Stockholder Proposals and Other Deadlines for the 2016 Annual Meeting of Stockholders.” Any such suggestion should be sent to the Nominating and Governance Committee, c/o our Corporate Secretary, Approach Resources Inc., One Ridgmar Centre, 6500 West Freeway, Suite 800, Fort Worth, Texas 76116. The information should include the name and address of the stockholder recommending the individual, the number of shares owned beneficially and of record by the stockholder, the suggested individual’s name and address, a description of all arrangements or understandings (if any) between the stockholder and the individual being suggested for the Nominating and Governance Committee’s consideration, the information about the individual being suggested that would be required to be included in a proxy statement filed with the SEC and an indication of the individual’s willingness to be named as a nominee and to serve as a director if nominated by the Nominating and Governance Committee and the Board. Possible candidates suggested by stockholders are evaluated by the Committee in the same manner as are other possible candidates. The Nominating and Governance Committee has not retained a third-party search firm to identify candidates at this time but may do so in the future at its discretion.

Communications with the Board

Stockholders may send written communications to the Board, c/o our Corporate Secretary, Approach Resources Inc., One Ridgmar Centre, 6500 West Freeway, Suite 800, Fort Worth, Texas 76116. These communications will be compiled by the Corporate Secretary and promptly forwarded to the Board.

Director Attendance at Annual Meetings of Stockholders

Our Board expects directors to attend the annual meetings of our stockholders. We have formalized this expectation in a written policy that has been approved by the Board. All directors attended the last annual meeting of stockholders either in person or by telephone.

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Stock Ownership Matters

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, Section 16 officers and persons who beneficially own more than 10% of our common stock to file initial reports of ownership on Form 3 and reports of changes of ownership on Forms 4 and 5 with the SEC. These Section 16 officers, directors and 10% beneficial owners are also required to furnish us with copies of all Section 16(a) forms that they file. Specific due dates for these reports have been established by regulation, and we are required to report in this proxy statement any failure to file by these dates in 2014.

Based solely on our review of reports and written representations that we have received during the year ended December 31, 2014, we believe that all required reports were filed timely.

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth, as of April 10, 2015, beneficial ownership of our common stock by our directors, the executive officers named in the Summary Compensation Table, all directors and executive officers as a group and all persons who were known to us to be the beneficial owners of more than 5% of our outstanding shares:

Name	Number of Shares of Common Stock Owned(1)	Percent (2)
Directors and Executive Officers:
J. Ross Craft, P.E.(3)	1,255,763	3.1%
Qingming Yang, PhD(3)	444,548	1.1%
Sergei Krylov(3)	285,072	*
J. Curtis Henderson(3)	455,266	1.1%
Ralph P. Manoushagian(3)	206,285	*
Alan D. Bell(3)	38,038	*
James H. Brandi(3)(4)	61,563	*
James C. Crain(3)(5)	64,296	*
Vean J. Gregg III(3)	36,121	*
Bryan H. Lawrence(6)(7)	693,450	1.7%
Sheldon B. Lubar(8)(9)	1,031,869	2.5%
Christopher J. Whyte(3)(10)	62,383	*
All executive officers and directors as a group (11 persons)(3)	4,428,369	10.9%
Other Beneficial Owners:
First Manhattan Co.(11)	4,977,960	12.3%
State Street Corporation(12)	4,438,098	10.9%
RS Investment Management Co. LLC(13)	3,507,615	8.6%
BlackRock, Inc.(14)	3,308,440	8.2%
Cove Street Capital, LLC(15)	3,088,396	7.6%
Boston Partners(16)	2,688,910	6.6%
The Vanguard Group(17)	2,534,616	6.2%
Champlain Investment Partners, LLC(18)	2,358,075	5.8%
*	Less than one percent.

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Stock Ownership Matters (continued)

(1)	Unless otherwise indicated, all shares of stock are held directly with sole voting and investment power.
(2)	Based on 40,570,770 shares of our common stock outstanding at April 10, 2015.
(3)	c/o Approach Resources Inc., One Ridgmar Centre, 6500 West Freeway, Suite 800, Fort Worth, Texas 76116.
(4)	Includes 400 shares owned by Mr. Brandi’s wife.
(5)	Has a principal business address of 300 Crescent Court, Suite 900, Dallas, Texas 75201.
(6)	Has a principal business address of 410 Park Avenue, 19th Floor, New York, New York 10022.
(7)	Includes attribution of shares held by Yorktown Energy Partners V, L.P., Yorktown Energy Partners VI, L.P. and Yorktown Energy Partners VII, L.P. Mr. Lawrence disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.
(8)	Has a principal business address of 700 N. Water Street, Suite 1200, Milwaukee, Wisconsin 53202.
(9)	Includes attribution of shares held by Lubar Equity Fund, LLC and Lubar Nominees. Mr. Lubar disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.
(10)	Has a principal business address of 6363 Woodway Drive, Suite 350, Houston, Texas 77057.
(11)	Based on Schedule 13G/A filed February 12, 2015, reporting ownership as of December 31, 2014. First Manhattan Co. (“First Manhattan”), as an investment adviser and as a broker or dealer, has the sole power to vote and dispose of 712,400 shares, the shared power to vote 3,986,945 shares and the shared power to dispose of 4,265,560 shares. First Manhattan’s principal business address is 399 Park Avenue, New York, New York 10022.
(12)	Based on a Schedule 13G/A filed February 10, 2015, reporting ownership as of January 30, 2015. State Street Corporation (“State Street”), as a parent holding company or control person of its subsidiaries State Street Bank and Trust Company, SSGA Funds Management, Inc., State Street Global Advisors Limited and State Street Global Advisors, Australia Limited, has the shared power to vote 4,438,098 shares and the shared power to dispose of 4,438,098 shares. In addition, State Street has indicated that SSGA Funds Management, Inc., as an investment adviser, has the shared power to vote 3,867,834 shares and the shared power to dispose of 3,867,834 shares, and thus is the beneficial owner of approximately 9.5% of the Company’s common stock. State Street’s principal business address is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.
(13)	Based on Schedule 13G filed February 12, 2015, reporting ownership as of December 31, 2014. RS Investment Management Co. LLC (“RS Investment”), as an investment adviser, has the sole power to vote 3,488,715 shares and the sole power to dispose of 3,507,615 shares. RS Investment’s principal business address is One Bush Street, Suite 900, San Francisco, California 94104.
(14)

Based on Schedule 13G/A filed January 23, 2015, reporting ownership as of December 31, 2014. BlackRock, Inc. (“BlackRock”), as a parent holding company or control person, has the sole power to vote 3,210,562 shares and the sole power to dispose of 3,308,440 shares. BlackRock’s principal business address is 55 East 52nd Street, New York, New York 10022.

(15)	Based on a Schedule 13G/A filed February 13, 2015, reporting ownership as of December 31, 2014. Cove Street Capital, LLC (“Cove Street”), as an investment adviser, has the sole power to vote 3,088,396 shares and the sole power to dispose of 3,088,396 shares. Cove Street’s principal business address is 2101 East El Segundo Boulevard, Suite 302, El Segundo, California 90245.
(16)

Based on a Schedule 13G filed February 11, 2015, reporting ownership as of December 31, 2014. Boston Partners, as an investment adviser, has the sole power to vote 1,660,910 shares and the sole power to dispose of 2,688,910 shares. Boston Partners’ principal business address is One Beacon Street – 30th Floor, Boston, Massachusetts 02108.

(17)	Based on Schedule 13G/A filed February 10, 2015, reporting ownership as of December 31, 2014. The Vanguard Group (“Vanguard”), as an investment adviser, has the sole power to vote 50,175 shares, the sole power to dispose of 2,487,041 shares and the shared power to dispose of 47,575 shares. Vanguard’s principal business address is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(18)	Based on Schedule 13G/A filed February 26, 2014, reporting ownership as of December 31, 2013. Champlain Investment Partners, LLC (“Champlain”), as an investment adviser, has the sole power to vote 1,683,350 shares and the sole power to dispose of 2,358,075 shares. Champlain’s principal business address is 180 Battery St., Burlington, Vermont 05401.

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Executive Officers

The following table sets forth the names, ages and positions of our executive officers.

Name	Age	Position
J. Ross Craft, P.E.	58	Chairman of the Board, Chief Executive Officer and President
Qingming Yang, PhD	51	Chief Operating Officer
Sergei Krylov	37	Executive Vice President and Chief Financial Officer
J. Curtis Henderson	52	Chief Administrative Officer and Corporate Secretary

J. Ross Craft, P.E., has been our Chief Executive Officer and President and a member of our Board since our inception in September 2002. In November 2014, Mr. Craft was appointed Chairman of the Board. For Mr. Craft’s biographical information, please see “Proposal 1 – Election of Directors – Directors.”

Qingming Yang, PhD, joined us in July 2009 as Vice President – Exploration. In November 2010, Dr. Yang was named Executive Vice President – Business Development and Geosciences and, in December 2012, Dr. Yang was named Chief Operating Officer. Dr. Yang has over 25 years of domestic and international exploration, technical and operating experience in the oil and gas industry. Before joining Approach, Dr. Yang was employed by Pioneer Natural Resources for 12 years in a variety of positions, including Exploration Manager for Worldwide Exploration and Business Development, Geosciences Advisor and Technical Lead for Pioneer’s Eagle Ford Shale team. Dr. Yang is a member of the American Association of Petroleum Geologists (AAPG) and served as an Associate Editor for the AAPG Bulletin from 2003-2009. In addition, Dr. Yang was Chairman of Dallas Geological Society International Committee in 2002. Dr. Yang earned his B.S. in Petroleum Geology from Chengdu University of Technology in the People’s Republic of China, his M.A. in Geology from George Washington University and his Ph.D. in Structural Geology from the University of Texas at Dallas.

Sergei Krylov joined us in January 2014 as Executive Vice President and Chief Financial Officer. From 2000 to 2013, Mr. Krylov worked at J.P. Morgan Securities LLC in the Energy Investment Banking group, where he most recently served as Managing Director. While at J.P. Morgan, Mr. Krylov advised clients on strategic planning, mergers and acquisitions, and capital markets transactions. Mr. Krylov holds a B.B.A. in Finance, summa cum laude, from Pace University.

J. Curtis Henderson joined us in February 2007 as Executive Vice President, General Counsel and Corporate Secretary. In December 2013, Mr. Henderson was named Chief Administrative Officer and Corporate Secretary. From 2005 to 2007, Mr. Henderson served as President and Chief Executive Officer of Coterie Capital Partners, Ltd., a private equity partnership in Dallas, Texas. From 1996 to 2005, Mr. Henderson served as General Counsel of Nucentrix Broadband Networks, Inc., a public, broadband wireless telecommunications company based in Dallas. Mr. Henderson began his career as a lawyer in the corporate and securities section of Locke Lord (formerly Locke Purnell Rain Harrell). Mr. Henderson has over 25 years of experience in public and private securities, mergers and acquisitions, corporate finance and regulatory affairs. Mr. Henderson holds a B.A. in Political Science from Austin College and a J.D. from Washington and Lee University School of Law, where he served as Articles Editor of the Washington and Lee Law Review. Mr. Henderson is the brother-in-law of J. Ross Craft, our Chairman, Chief Executive Officer and President.

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Compensation Discussion and Analysis

The following Compensation Discussion and Analysis (“CD&A”) contains statements regarding future Company performance goals and measures. These goals and measures are disclosed in the limited context of the Company’s incentive compensation program and are not statements of management’s expectations or estimates of results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts. Throughout this proxy statement, the individuals who served as our CEO and CFO during fiscal year 2014, as well as the other three most highly compensated individuals included in the Summary Compensation Table, are referred to as our “named executive officers” or “executive officers.” Specifically for 2014, our named executive officers were:

Name	Position During Fiscal Year 2014
J. Ross Craft, P.E.	Chairman of the Board, CEO and President
Qingming Yang, PhD	Chief Operating Officer (“COO”)
Sergei Krylov	Executive Vice President and CFO
J. Curtis Henderson	Chief Administrative Officer (“CAO”) and Corporate Secretary
Ralph P. Manoushagian	Executive Vice President – Land (through May 16, 2014)

Mr. Manoushagian retired from his position, and his employment with the Company ended, on May 16, 2014.

Introduction and Overview

The following discussion and analysis is intended to assist you in understanding our compensation program for our executive officers. It is intended to cover all of the compensation elements paid to our executive officers and the reasoning used by the Compensation Committee in structuring our executive compensation program, which is designed primarily to incentivize our executive officers to build long-term stockholder value.

We believe our success depends on the continued contributions of our executive officers. Our executive compensation program is designed with the philosophy of attracting, motivating and retaining experienced and qualified executive officers and directors with compensation that is competitive with comparable public companies and that recognizes both overall business and individual performance. Our policies are also intended to support the achievement of our strategic objectives by aligning the interests of our executive officers with those of our stockholders through operational and financial performance goals and the use of equity-based compensation.

Executive Summary

We seek to pay our executive officers for performance, closely align the interests of our executive officers with the interests of our stockholders and attract, retain and motivate top executive talent. Below is a summary of our key performance results, achievements and compensation decisions in 2014. In reporting our financial and operating results, natural gas is converted at a rate of six thousand cubic feet of gas to one barrel of oil equivalent (“Boe”), and natural gas liquids (“NGLs”) are converted at a rate of one barrel of NGLs to one Boe.

Our Performance in 2014

We achieved strong results in many areas during 2014. Our executive officers were critical in achieving these results, which reflect the significant progress we continue to make in executing our strategy of leading the horizontal development of the multi-zone Wolfcamp shale oil play in the southern Midland Basin.

In 2014, we drilled 68 horizontal Wolfcamp wells and replaced more than 800% of our 2014 production with additional proved reserves. As of December 31, 2014, we had drilled approximately 150 horizontal Wolfcamp shale oil wells. With

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Compensation Discussion and Analysis (continued)

successful wells targeting each of the Wolfcamp A, B and C benches, including successful wells in our central and eastern acreage, and under the leadership of our executive team, in 2014 we continued full-scale development of our Wolfcamp shale oil play.

Key financial and operational results for 2014 that were important in our compensation decisions for 2014 are summarized below. Target or excellent performance goals as they relate to our 2014 incentive plans are also highlighted, where they apply.

Category	Key Results Achieved
Proved Reserves	• Increased proved reserves 27% (target was 8% to 12.5%) • Increased proved oil reserves 20% • Replaced more than 800% of 2014 production with additional proved reserves
Production	• Increased total production 47% (target was 40%) • Increased oil production 40%
Cost of Finding and Developing Resources (“F&D Cost”)(1)	• Drill-bit F&D cost totaled $8.94 per Boe (target was $17.00 per Boe) • F&D cost excluding price revisions totaled $10.82 per Boe (target was $25.00 per Boe)
Annual General and Administrative Expense (“G&A”) and Lease Operating Expense (“LOE”) per Boe	• Reduced G&A per Boe 18% to $6.35 per Boe (target was $6.70 per Boe) • LOE totaled $6.48 per Boe (target was $6.50 per Boe)
EBITDAX(1)	• Record annual EBITDAX of $188.3 million, up 47% from 2013 • EBITDAX per share growth of 46% (target was 40%)
Financial Strength at December 31, 2014(1)	• Achieved strong growth while maintaining solid balance sheet at year-end • Long-term debt/2014 EBITDAX ratio of 2.1x • Liquidity of $300 million
(1)	Drill-bit F&D costs, F&D costs excluding price revisions, EBITDAX and EBITDAX per diluted share are non-GAAP financial measures. Reconciliation to our audited financial statements and other information on non-GAAP financial measures used in this proxy statement as well as the calculation of reserve replacement can be found under “Supplemental Non-GAAP Financial Information and Cautionary Statements” following our annual report on Form 10-K. See also “Analysis of Executive Compensation Decisions – Short-Term Incentive Plan (“STIP”) – 2014 STIP Targets and Performance Categories” and “Analysis of Executive Compensation Decisions – Long-Term Incentive Plan (“LTIP”) – 2014 LTIP Targets and Performance Categories” for a description of how we calculate EBITDAX, drill-bit F&D costs and F&D costs excluding price revisions from our audited financial statements and related notes.

TSR Performance

Our compensation policies are designed to focus our executive officers on creating long-term stockholder value through the achievement of both short-term operational and financial goals and long-term TSR growth. The following graph compares the cumulative return on a $100 investment in our common stock from December 31, 2009, through December 31, 2014, to that of the cumulative, average return on a $100 investment in the Standard & Poor’s 500 (“S&P 500”) index, the Dow Jones U.S. Exploration & Production Total Stock Market index.

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Compensation Discussion and Analysis (continued)

In calculating the cumulative return, reinvestment of dividends, if any, is assumed. This graph is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, whether made before or after this document’s filing date and irrespective of any general incorporation language in any such filing. This historic stock performance is not indicative of future stock performance.

Despite the strong operational and cost control results described above, our TSR in 2014 was negative 67%, as calculated under our LTIP award agreements, compared to negative 52% for the median of our 2014 compensation peer group. We believe that falling oil prices contributed heavily to negative TSR among public E&P companies, and particularly among small-cap public E&P companies such as our company. In 2014, we saw crude oil prices cut in half in just a few months. Starting in August, prices began falling and, by year-end, they were at their lowest point in more than five years.

As discussed throughout this CD&A, the TSR stock awards granted to our executive officers only begin to pay out if our TSR at the end of the applicable performance period ranks at or above a threshold level of our peer group’s TSR performance. In addition, the value of the performance stock awards held by our executive officers depends upon our stock price. As a result of our stock price and our TSR relative to the TSR of our peer companies at December 31, 2014, the 2014 TSR stock awards held by our executive officers as of December 31, 2014, had no value, and the actual realizable value of the 2014 performance stock awards held by our executive officers as of December 31, 2014, was significantly less than the grant date value of the awards. See “Pay for Performance in 2014” for additional information.

2015 Compensation Matters

In December 2014, in response to a decline in oil, NGL and gas prices and uncertain market conditions, we announced that we were reducing our capital expenditure budget to $180 million in 2015, compared to $393.5 million of actual capital expenditures in 2014. In February 2015, we announced our plans to further reduce capital expenditures in 2015 to $160 million, an approximately 60% reduction from 2014 levels. As a result of low commodity prices, a decline in TSR in 2014 and our focus on cost control in 2015, the Compensation Committee recommended, and the Board agreed, to hold base salaries, individual STIP award opportunities and the LTIP base award flat for our named executive officers for 2015.

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Compensation Discussion and Analysis (continued)

Corporate Governance Matters and Compensation Program – Highlights

We believe sound corporate governance principles and compensation programs are interrelated. Listed below is a summary of some highlights regarding corporate governance matters and our compensation program:

Focus	Description
Board Structure

•   Lead Independent Director.  In 2014, and in connection with combining the roles of Chairman and CEO, we appointed a Lead Independent Director to reinforce effective, independent leadership on the Board.

•   Independence of other Board members.  All Board members except our Chairman and CEO are independent under SEC and NASDAQ rules and regulations.

•   Independence of committee members.  All Board committee members are independent under SEC and NASDAQ rules and regulations.

•   Related-party transactions.  Our Audit Committee is required to review and approve related-party transactions. There were no related-party transactions in 2014.

Pay for Performance

•   Performance-based LTIP.  Seventy-five percent (75%) of the base award value of our 2014 LTIP is comprised of performance-based LTIP awards with time-vesting restrictions (the “performance stock awards”).

•   Total stockholder return in LTIP.  Twenty-five percent (25%) of the base award value of our 2014 LTIP is comprised of a three-year, relative TSR performance award (the “TSR stock awards”) with threshold, target and excellent performance levels. TSR is measured against our peer group.

•   A range of goals for STIP.  The 2014 STIP includes threshold, target and excellent performance levels for each of the six performance categories to, among other things, challenge management to deliver measured growth within a competitive cost structure.

Use of Equity

•   Stock ownership guidelines.  During 2014, we had in place stock ownership guidelines for our executive officers and outside directors.

•   Policy prohibiting hedging and other transactions.  Our Insider Trading Policy prohibits employees, including our executive officers, and members of the Board from engaging in short-term or speculative transactions in our stock, including short sales, options or other derivatives and from holding our stock in margin accounts or pledging our stock as collateral for loans.

•   Stockholder friendly provisions in 2007 Plan.  Our 2007 Plan includes stockholder friendly provisions, including:

•   a limit on the maximum number of shares available for issuance that cannot be increased without stockholder approval,

•   no reuse or “recycling” of shares used for stock option exercises, withholding taxes and, under the Third Amendment to the 2007 Plan, net-settled stock appreciation rights, and

•   no re-pricing, replacement or re-granting of stock options or other stock awards without stockholder approval if the effect would be to reduce the exercise price of the award, except in the case of adjustments for recapitalizations or reorganizations. Also, we may not cancel an underwater option and replace it with another award.

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Compensation Discussion and Analysis (continued)

Focus	Description

For additional information regarding the 2007 Plan and its key features, please see “Proposal 3: Approval of the Third Amendment to the 2007 Stock Incentive Plan to Increase the Maximum Number of Available Shares by 1,525,000 Shares.”

•  Burn rate – moderate use of equity under 2007 Plan.  At December 31, 2014, our three-year average annual “burn rate,” or percentage of weighted average shares outstanding granted under the 2007 Plan in prior years, was 1.5%.

•  Clawbacks – recovery of compensation.  All of our performance stock awards and TSR stock awards contain a clawback provision that subjects the awards to being clawed back to the extent required by applicable law. In addition, the Third Amendment to the 2007 Plan contains a clawback provision that would apply to all awards granted under the plan.

Termination and Change in Control

•  Change-in-control provisions.  All of our executive officers, except our CEO, have double-trigger severance provisions upon a change in control in their respective employment agreements. The Compensation Committee’s current policy is to approve only double-trigger severance provisions in any future employment agreements. The employment agreement for our CEO provides for a higher level of severance benefits and retains a single-trigger payment provision upon a change in control, which has been part of the CEO’s employment agreement since 2003.

•  No tax gross-up provisions.  We do not provide tax “gross-ups” on a change in control and our Compensation Committee’s current policy is not to approve any future tax gross-ups.

Compensation Program Objectives and Methodology

As discussed above, the primary objectives of our executive compensation program are as follows:

•	Pay for performance, in which Company and individual performance substantially influence an executive officer’s total compensation opportunity;

•	Align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value and rewarding executive officers when stockholder value increases; and

•	Attract, retain and motivate talented and experienced executives in the highly competitive oil and gas industry, particularly in the Dallas-Fort Worth, Texas area.

To accomplish these objectives, we intend to provide a competitive total compensation package. Base salaries and total compensation are intended to be competitive with our industry peers, considering individual performance and experience, to ensure that each executive officer is appropriately compensated.

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Compensation Discussion and Analysis (continued)

Elements of Our Executive Compensation Program

The three principal elements of our current executive compensation program are annual base salary, short-term or annual incentive awards (referred to as STIPs) and long-term equity incentives (referred to as LTIPs) in the form of stock-based awards under our 2007 Plan. The base salary component pays for skill and experience and is required for market competitiveness. Our STIPs are annual, cash performance awards for achievement of then-current business goals. Our LTIPs are stock-based awards that provide a competitive, long-term incentive in direct alignment with stockholder interests. We also have employment agreements with our executive officers that contain employment terms, severance and change-in-control provisions. We believe these agreements are important to retain qualified executives in a competitive market for executive talent.

Element	Objective and Basis
Base Salary

•   Competitive for each role and respective responsibilities as well as with industry peers, particularly in the Dallas-Fort Worth area

•   Designed to attract and retain our executive officers with the goal of growing long-term stockholder value

•   Reviewed annually by the Compensation Committee with input from our CEO (except for the CEO’s salary) and taking level of responsibility and individual performance into consideration

Performance-Based STIP

•   Designed to drive strong annual Company performance and cost control, as well as individual performance

•   Target award opportunity set as a percent of each executive officer’s base salary

•   Performance measures reviewed annually

•   Payout determined by Company and individual performance and certified by the Compensation Committee

Performance-Based LTIP

•   Designed to link executives’ pay to performance and align their interests with our stockholders

•   Initial vesting of 2014 performance stock awards based on Company achievement of annual performance measures

•   Additional, service-based vesting of these awards over three years (including the year of grant) encourages retention of key executive officers

•   2014 TSR stock awards vest between 0% and 150% of the target shares at the end of 2016, subject to continued service, based on relative TSR compared to peer companies to create additional alignment with stockholder interests

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Compensation Discussion and Analysis (continued)

The charts below reflect the actual allocation of direct compensation for our named executive officers for 2014 between the fixed and performance-based elements described above.

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Compensation Discussion and Analysis (continued)

Pay for Performance in 2014

CEO Compensation

In early 2014, the Compensation Committee approved the total direct compensation opportunity for our CEO, which was made up of base salary, STIP bonus opportunity and LTIP opportunity (including both performance stock awards and TSR stock awards). Below is both a chart and table illustrating the difference between our CEO’s 2014 maximum opportunity and the actual realizable value of the compensation at December 31, 2014.

Because of our strong operational and cost-control performance in 2014, our CEO earned a payout of his 2014 STIP award equal to 144% of base salary. However, our 2014 TSR, as calculated under our LTIP award agreements, was negative 67%, compared to our peer group median of negative 52%. As a result of our stock price and our TSR relative to the TSR of our peer companies, the actual realizable value of 2014 performance stock awards and TSR stock awards as of December 31, 2014, was significantly less than the CEO’s maximum opportunity, which reinforces the program’s alignment with stockholder interests and Company performance.

Component	2014 Maximum Opportunity(1)	Actual Realizable at 12/31/2014(2)
2014 Base salary	$560,000	$560,000
2014 STIP	980,000	807,408
2014 LTIP	—	—
Performance stock awards(3)	1,290,000	399,183
TSR stock awards(4)	645,000	—
Total	$3,475,000	$1,766,591
Percent difference: 2014 Maximum Opportunity vs. Actual Realizable at 12/31/2014		(49)%
(1)	Assumes grant date value (NASDAQ closing price) of performance stock awards and TSR stock awards (assuming maximum potential payout of 150% of target).

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Compensation Discussion and Analysis (continued)

(2)	Assumes December 31, 2014, value (NASDAQ closing price) of actual performance stock awards earned for 2014 performance (100% of performance shares subject to the award) and the value of TSR shares that would be payable based on the Company’s peer group TSR ranking at December 31, 2014 (0% of target number of shares subject to the award).
(3)	Performance stock awards remain subject to a “second trigger” of time-vesting conditions through December 31, 2016, described below under “Long-Term Incentive Plan (“LTIP”) – 2014 LTIP – Performance Stock Awards.”
(4)	TSR shares remain subject to achievement of TSR performance and continued employment with the Company at the end of the performance period, which ends December 31, 2016, described below under “Long-Term Incentive Plan (“LTIP”) – 2014 LTIP – TSR Stock Awards.”

Performance-Based STIP and LTIP – Other Executive Officers

Consistent with our executive compensation program’s emphasis on pay for performance, the compensation awarded to our executive officers other than our CEO for 2014 also reflected our results in 2014.

Performance-Based STIP.  During 2014, we produced strong results on certain operating and financial measures and in the development of our core asset base. As a result, each executive officer who earned a STIP award for 2014 received above target (87.5% of base salary), although less than maximum (150% of base salary), payout of their respective 2014 STIP awards. Based on the Company’s 2014 financial and operating results and individual performance of the executive officers for 2014, our executive officers’ actual STIP awards, compared to their maximum STIP opportunity, were as follows:

Performance-Based STIP – Other Executive Officers(1)	2014 Maximum STIP Opportunity	Actual Realizable at 12/31/2014	Percent Difference: 2014 Maximum STIP Opportunity vs. Actual Realizable at 12/31/2014
Mr. Yang	$ 600,000	$ 496,480	(17)%
Mr. Krylov	$ 562,500	$ 465,450	(17)%
Mr. Henderson	$ 562,500	$ 465,450	(17)%
(1)	As a result of his retirement, Mr. Manoushagian did not participate in the 2014 STIP.

See “Analysis of Executive Compensation Decisions – Short-Term Incentive Plan (“STIP”) – 2014 STIP Awards” for additional discussion of our 2014 STIP awards.

Performance-Based LTIP.  Seventy-five percent (75%) of the total value of the 2014 LTIP was allocated to performance stock awards. Each executive officer was granted a performance stock award in 2014, subject to our 2014 financial and operating results and satisfaction of certain performance measures. In addition, 25% of the total value of the 2014 LTIP was allocated to TSR stock awards. Due to our stock price and our TSR relative to the TSR of our peer companies, the actual realizable value of the 2014 LTIP shares, and the TSR stock awards specifically, was significantly less than the maximum opportunity for our other executive officers. Below is a table showing the difference between the 2014 maximum LTIP opportunity compared to the actual realizable value of the LTIP at December 31, 2014, for our executive officers as a group, excluding our CEO, as well as Mr. Manoushagian, who did not participate in the 2014 LTIP as a result of his retirement.

Performance-Based LTIP – Other Executive Officers	2014 Maximum LTIP Opportunity(1)	Actual Realizable at 12/31/2014(2)
2014 LTIP
Performance stock awards(3)	$2,085,000	$645,186
TSR stock awards(4)	1,042,500	—
Total	$3,127,500	$645,186
Percent difference: 2014 Maximum LTIP Opportunity vs. Actual Realizable at 12/31/2014		(79)%
(1)	Assumes grant date value (NASDAQ closing price) of performance stock awards and TSR stock awards (assuming maximum potential payout of 150% of target).

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Compensation Discussion and Analysis (continued)

(2)	Assumes December 31, 2014, value (NASDAQ closing price) of actual performance stock awards earned for 2014 performance (100% of performance shares subject to the award) and the value of TSR shares that would be payable based on the Company’s peer group TSR ranking at December 31, 2014 (0% of target number of shares subject to the award).
(3)	Performance stock awards remain subject to a “second trigger” of time-vesting conditions through December 31, 2016, described below under “Long-Term Incentive Plan (“LTIP”) – 2014 LTIP – Performance Stock Awards.”
(4)	TSR shares remain subject to achievement of TSR performance measures and continued employment with the Company at the end of the performance period, which ends December 31, 2016, described below under “Long-Term Incentive Plan (“LTIP”) – 2014 LTIP – TSR Stock Awards.”

See “Analysis of Executive Compensation Decisions – Long-Term Incentive Plan (“LTIP”) – 2014 LTIP Awards” for additional discussion of our 2014 LTIP awards.

Setting Executive Officer Compensation

Our Compensation Committee is responsible for the approval, evaluation and oversight of all of our executive officer, director and stock incentive compensation plans, policies and programs. See “Board of Directors, Board Meetings and Committees – Compensation Committee” for additional information regarding the role of the Compensation Committee in determining executive officer and director compensation.

Compensation Consultant

The Compensation Committee has retained Meridian as its independent compensation consultant since 2011. In determining executive compensation for 2014 and 2015, the Committee considered information from Meridian regarding market data, peer group composition and compensation, STIP and LTIP design and general trends and developments in executive compensation. See “Board of Directors, Board Meetings and Committees – Compensation Committee – Role of Compensation Consultant” for more information about the Compensation Committee’s engagement of Meridian.

Use of Oil and Gas E&P Compensation Survey Information

In considering executive compensation matters for 2014 and 2015, the Compensation Committee also consulted the Oil and Gas E&P 2013 and 2014 Compensation Surveys, prepared by Effective Compensation, Inc. (“ECI”). The ECI surveys contain compensation information from over 120 public and private E&P companies in the United States. The ECI surveys provide specific data on an aggregated basis within subcategories based on whether companies are public or private, revenues, E&P budget and geographic location, among others. In addition to the individual experience and performance of our executive officers, the Compensation Committee considered compensation information in the ECI surveys from public, independent oil and gas companies and public and private oil and gas companies that are headquartered in Texas, in making decisions regarding 2014 and 2015 compensation for our executive officers. The Committee considers ECI survey data relevant to, but not determinative of, the Committee’s consideration of overall executive compensation matters.

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Compensation Discussion and Analysis (continued)

Use of Peer Group Comparisons

For 2014 executive compensation matters, the Committee considered compensation data from the peer companies listed below. The 2014 peer group is the same as the 2013 peer group except that, based on consultations with Meridian, the Committee added Athlon Energy, Diamondback Energy and Matador Resources to the peer group.

2014 Peer Companies
• Abraxas Petroleum	• Matador Resources
• Athlon Energy	• Oasis Petroleum
• Carrizo Oil & Gas	• PDC Energy
• Comstock Resources	• PetroQuest Energy
• Diamondback Energy	• Resolute Energy
• Goodrich Petroleum	• Rex Energy
• Gulfport Energy	• Rosetta Resources
• Kodiak Oil & Gas	• Stone Energy
• Laredo Petroleum Holdings

The Compensation Committee reviews the peer group annually. In determining the peer group companies, the Compensation Committee selects companies within the oil and gas industry that most closely resemble us in size (according to assets, market value and revenue), scope and nature of business operations (including position in the upstream E&P sector, production and reserve base, and areas of operation). Our industry peer group contains companies in our industry that are both larger and smaller in size and scope and that may operate in different geological basins than we do. The table below summarizes the median and range of asset size, market capitalization, annual revenues and PV-10 (as defined below) of the compensation peer group used for 2014 executive compensation decisions (in millions, at year-end 2013):

	Assets	Market Capitalization	Revenues	PV – 10(1)
Median	$2,025	$1,898	$350	$1,054
Range (Low – High)	$224 – 4,712	$275 – 5,377	$94 – 1,142	$376 – 5,487
(1)	As disclosed in the peer companies’ SEC filings. PV-10 (non-GAAP) is an estimate of the present value of future net revenues from proved oil and gas reserves after deducting estimated production and ad valorem taxes, future capital costs and operating expenses, but before deducting any estimates for future income taxes. Estimated future net revenues are discounted at an annual rate of 10% to determine their present value.

We compete with these companies for talent and believe the selected companies are currently the most appropriate for executive compensation comparison. The Committee considers the differences and similarities between us and the companies in our industry peer group when reviewing peer group data for executive compensation decisions. The Committee considers peer group data relevant to, but not determinative of, the Committee’s consideration of overall executive compensation matters.

For the 2015 peer group, based on consultations with Meridian, the Committee removed Abraxas Petroleum, Laredo Petroleum Holdings, Oasis Petroleum, Rosetta Resources and Stone Energy, and added Bill Barrett, Callon Petroleum, Jones Energy, Northern Oil & Gas, Sanchez Energy, Swift Energy and Triangle Petroleum, to incorporate peer group companies closer in size to the Company. In addition, the Committee removed Athlon Energy and Kodiak Oil & Gas, as these companies were acquired in 2014.

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Compensation Discussion and Analysis (continued)

Analysis of Executive Compensation Decisions

Base Salary

We provide our executive officers with an annual base salary to compensate them for their services during the year. Although we have no written policies or guidelines for setting the base salaries of our executive officers within a specified range of the compensation levels of our industry peers, our executive officer salaries are intended to be competitive with our industry peers. Our Compensation Committee recognizes that a substantial amount of competition exists in the oil and gas industry for attracting and retaining qualified management teams, particularly in the Dallas-Fort Worth, Texas area. Our philosophy is to set our executive officers’ base salaries at levels that we believe will enable us to retain them, with the goal of growing stockholder value going forward.

We review salary ranges and individual salaries for our executive officers annually. We establish the base salary for each executive officer based on pay levels of industry peers and business requirements for certain skills, individual experience and contributions, the roles and responsibilities of the executive and other factors. We believe competitive base salaries are necessary to attract and retain an executive management team with the appropriate abilities and experience required to lead us.

2014 Base Salary

For 2014 base salaries, the Compensation Committee considered peer data provided by Meridian and from the 2013 ECI survey and the Company’s revenues, assets and market capitalization relative to its peer group. The Committee determined that an overall increase in the base salaries of our executive officers was appropriate to achieve the Committee’s objective of retaining top executive talent in a competitive industry and geographic region, and that the salaries of Mr. Yang and Mr. Henderson required the largest percentage increases to move their 2014 salary levels to more competitive industry levels, and, in Mr. Henderson’s case, to reflect his promotion to CAO in December 2013.

Accordingly, the Committee recommended, and the Board approved, the following 2014 base salaries for the Company’s executive officers:

Executive Officer	2014 Base Salary	Salary Increase
Mr. Craft	$ 560,000	7%
Mr. Yang	$ 400,000	18%
Mr. Krylov(1)	$ 375,000	n/a
Mr. Henderson	$ 375,000	21%
Mr. Manoushagian(2)	$ 240,000	0%
(1)	The Compensation Committee established Mr. Krylov’s annual base salary rate in connection with the commencement of his employment with us in January 2014, upon his appointment as our Executive Vice President and CFO.
(2)	Mr. Manoushagian retired as the Company’s Executive Vice President – Land as of May 16, 2014.

2015 Base Salary

For 2015 base salaries, the Compensation Committee considered peer data provided by Meridian and from the 2014 ECI survey, as well as the other factors described above for the evaluation of 2014 base salaries. In addition, the Compensation Committee considered market conditions at year-end 2014, including low oil and gas prices, as well as negative TSR in 2014. As a result of low commodity prices, a decline in TSR in 2014 and our focus on cost control in 2015, the Compensation Committee recommended, and the Board agreed, to hold base salaries flat for our named executive officers for 2015.

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Compensation Discussion and Analysis (continued)

Short-Term Incentive Plan (“STIP”)

A core component of our executive compensation philosophy is that pay should be linked directly to performance and that a significant portion of total annual compensation should be placed at risk. We provide our executive officers the opportunity to earn an annual, performance-based, cash incentive award, or STIP award, in order to attract and retain an appropriate caliber of talent for these positions and to motivate executives to achieve our annual business goals. We review STIP awards for our executive officers annually in the first 60 days of our fiscal year to determine award payments for the most recently completed fiscal year, and to establish award opportunities for the then-current fiscal year. The Committee’s general policy is to determine any payout amounts for STIP awards before March 1 of the following year based on our performance against the performance measures established by the Committee and the Committee’s determinations of the individual performance component of the awards.

2014 STIP Overview

Consistent with our philosophy of linking pay directly to performance, our Compensation Committee adopted, and our Board ratified, a performance-based STIP for 2014 pursuant to which cash performance awards were made under our 2007 Plan.

The Compensation Committee considered seven performance categories, relative weighting among the performance categories and targets to be used for the 2014 STIP for the executive officers, and reviewed them with our CEO, except for incentive targets for our CEO, which the Committee determines independent from the CEO and other executive officers. The Committee adopted the applicable metrics in February 2014. The 2014 STIP award opportunities for each executive officer were expressed as a percentage of the executive officer’s annual base salary, and awards are ultimately paid to the executive officers based on the achievement of specified Company performance targets, as well as the executive officer’s individual performance, including overall duties, responsibilities, expertise and contributions to Company results, as determined in the Committee’s discretion. The Committee also established, for each performance category, (i) a minimum, or threshold, performance level, (ii) a target performance level, and (iii) a maximum, or excellent, performance level.

The Company is required to reach the threshold level in a performance category before an executive officer receives any credit for such category in the calculation of his STIP award, except for the individual performance category, for which the Committee may award less than a threshold level, but not more than an excellent level. If the Company exceeds the threshold level for a performance category, the amount of the STIP award attributable to that category is capped at the excellent level. If actual results fall between the threshold and target or target and excellent performance levels, the percentile performance used to determine the payout percentage is proportionally adjusted on a linear, pro-rata basis between the appropriate levels according to actual results achieved. The scale of potential payout as a percentage of annual base salary among the performance levels was set by the Committee with input from Meridian so that the payout potential accelerates as the target and excellent performance levels are achieved to incentivize our executive officers to reach or exceed these “stretch” goals.

The Committee cannot increase payout amounts above the excellent level under performance categories that depend on the achievement of specific Company targets, as payments related to performance categories that are tied to the achievement of specific targets are capped once the excellent performance level is achieved. The Committee can, in its reasonable discretion, reduce the payout amounts for these performance categories after taking into account special or unusual factors that may have contributed to the achievement of target performance measures such as acquisitions, commodity prices or other factors considered appropriate by the Committee.

In addition to the performance categories tied to specific Company targets, the Committee approved an individual performance category for 2014 that allows the Committee, in its discretion, to determine a portion of an officer’s STIP award based on the officer’s individual performance, including overall duties, responsibilities, expertise and contribution to the Company’s results for the year.

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Compensation Discussion and Analysis (continued)

2014 STIP Targets and Performance Categories

For 2014, the Committee approved, after consultation with our CEO and Meridian, a 2014 STIP with annual incentive targets (expressed as a percentage of an executive’s annual salary) for each of our executive officers except our CEO, for whom the Committee determined incentive targets without consultation with the CEO, and Mr. Manoushagian, who did not participate in the 2014 LTIP as a result of his retirement. Consistent with prior years, the Committee attempted to ensure that the potential payouts provide a meaningful incentive to each of our executive officers. For 2014, the annual incentive opportunities for our executive officers are as set forth in the following table. The percentages of annual salary used to establish the 2014 annual incentive opportunities for each of the executive officers remained the same as in 2013, except that the percentages of annual salary for Mr. Henderson were increased to reflect his promotion to CAO. Furthermore, in connection with his commencement of employment with us in January 2014, the percentages of annual salary for Mr. Krylov were set at the same level as the COO and CAO. The incentive opportunities for the executive officers reflect the amount that would be earned for the awards assuming that the threshold, target or excellent performance levels, as applicable, are met for each of the seven performance categories discussed below:

	2014 STIP Award as Percent of Annual Base Salary
Position	Threshold	Target	Excellent
CEO and President	50.00%	100.00%	175.00%
COO/CFO/CAO	43.75%	87.50%	150.00%

The seven performance categories for the 2014 STIP are shown in the table below, together with the target levels of achievement, weight given to each category and actual results achieved in 2014 in each category. Six of the performance categories are Company-wide performance measures and the seventh performance category, individual performance, is personal to each executive officer. For 2014, the Compensation Committee separated LOE per Boe and G&A per Boe into two distinct performance categories, with weightings of 10% each, to incentivize management to focus more on cost controls. Further, the Compensation Committee (i) increased the growth levels for the production and EBITDAX per share growth performance categories from 2013 levels to reflect higher published guidance and internal forecasts, (ii) lowered the cost levels for LOE per Boe and G&A per Boe to reflect the Company’s continued focus on operating and G&A cost controls, (iii) raised the cost levels for drill-bit F&D to reflect the Company’s ongoing transition to an oil and liquids reserves and production base, and (iv) lowered reserves growth levels to provide more flexibility in multi-bench development and the drilling of proved undeveloped reserves.

		2014 Performance Targets
Performance Category	Weight	Threshold	Target	Excellent	2014 Results
1. Production growth	15.00%	30.0%	40.0%	50.0%	47.46%
2. Reserve volume growth	10.00%	8.0%	12.5%	20.0%	27.54%
3. EBITDAX per share growth	15.00%	25.0%	40.0%	50.0%	45.83%
4. LOE per Boe	10.00%	$ 6.50	$ 6.00	$ 5.50	$ 6.48
5. G&A per Boe	10.00%	$ 7.15	$ 6.70	$ 6.25	$ 6.35
6. Drill-bit F&D costs per Boe	15.00%	$ 25.00	$ 17.00	$ 15.00	$ 8.94
7. Individual performance(1)	25.00%	10.94-12.50%	21.88-25.00%	37.50-43.75%	29.69-34.38%
	100.00%
(1)	Threshold, target and excellent percentiles for individual performance are expressed as a percentage of annual base salary and fall within the ranges reflected in the table above.

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Compensation Discussion and Analysis (continued)

Seventy-five percent (75%) of the amount of potential 2014 STIP awards was determined by objective, Company performance results. However, growth and cost performance targets are based on forecasts that are subject to ongoing change depending on external factors such as commodity prices and oilfield service costs. Therefore, the Committee deemed it appropriate to also include a discretionary, individual performance measure representing 25% of the executive officers’ STIP opportunity. Each of the performance measures is described in greater detail below.

Production and reserve volume growth are essential measurements of our performance. Production and reserves used in the calculation of these criteria are based on results we report in our annual report on Form 10-K.

We define EBITDAX per share as net income plus (i) exploration expense, (ii) depletion, depreciation and amortization expense, (iii) share-based compensation expense, (iv) unrealized (gain) loss on derivatives, (v) net interest expense, and (vi) income taxes, divided by the weighted average number of diluted shares of common stock outstanding for the applicable year, each as set forth in the audited financial statements of our annual report on Form 10-K. The Committee has determined that EBITDAX per share is appropriate because it is widely accepted by the investment community as a financial indicator of a company’s ability to internally fund development and exploration activities and it reflects a company’s ability to adapt to the impact of changing commodity prices as well as oilfield service costs.

LOE per Boe is our annual lease operating expense divided by our annual production as measured in Boe, and G&A per Boe is our general and administrative expense divided by our annual production as measured in Boe. LOE and G&A are two financial measures under GAAP from our audited financial statements. Our Committee believes that, in addition to performance measures for growth, it is critical to incentivize management to control costs.

Drill-bit F&D costs per Boe are calculated by dividing the sum of annual exploration and development costs by the total of reserve extensions and discoveries for the applicable year-end, each as set forth in the notes to the audited financial statements of our annual report on Form 10-K. The Committee believes this measure is important to evaluate how efficiently we can add proved reserves through our own drilling program.

The Committee believes that these performance categories and targets, taken together, are objective indicators of our overall performance, including the successful execution of our strategic objectives, development and management of our project inventory and cost-structure improvements. The Committee designed the specified goals for each performance category for 2014 to be challenging, while ultimately reflecting our true performance and recognizing uncertainties inherent to the oil and gas E&P industry.

The individual performance category allows the Committee to use discretion in assessing individual officers’ performance. In determining the individual performance component of the STIP, the Committee considers specific measures, such as achievement of strategic objectives, successful supervision of significant Company projects, cost reductions, demonstrated departmental leadership, individual contributions to Company results and TSR and other contributions to the Company. The Committee is in regular contact with our CEO, is knowledgeable about Company operations and believes that it is in a position to accurately and fairly judge individual performance, with the specific recommendations of the CEO for the executive officers other than the CEO, after year-end.

2014 STIP Awards

For 2014, the STIP award amount paid to each executive officer was based on the Company’s performance in the six Company-wide performance categories and the individual performance of each executive officer. As set forth above in the “2014 Results” column of the table entitled “2014 Performance Targets,” the Company achieved strong results across the performance categories, meeting or exceeding target level in five of six performance categories and meeting the threshold level of performance in the sixth performance category. For individual performance, the Committee made awards at the midpoint between the target and excellent levels for all executive officers. In making this determination for executive officers, the Committee exercised its discretion and considered each of the executive officer’s overall duties, responsibilities, expertise and individual contributions to the Company’s achievements in 2014 discussed above in “Our Performance in 2014.”

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Compensation Discussion and Analysis (continued)

After reviewing the above considerations, the Company’s 2014 results, performance of the CEO and the CEO’s recommendations on the performance of the other executive officers, the Committee approved the 2014 STIP payments in the table below. The 2014 award percent is the sum of the percentage performance results for each performance category including individual performance. The 2014 award payments are also included in the Summary Compensation Table below under the “Non-Equity Incentive Plan Compensation” column.

Executive Officer(1)	2014 STIP Award Percent(2)(3)	2014 STIP Award Amount
Mr. Craft	144.18%	$ 807,408
Mr. Yang	124.12%	$ 496,480
Mr. Krylov	124.12%	$ 465,450
Mr. Henderson	124.12%	$ 465,450
(1)	As a result of his retirement, Mr. Manoushagian did not participate in the 2014 STIP.
(2)	As a percent of 2014 base salary.
(3)	Individual performance as a percent of 2014 base salary was 34.38% for Mr. Craft, and 29.69% for Messrs. Yang, Krylov and Henderson.

2015 STIP

As part of its annual review and in consultation with Meridian, the Compensation Committee kept the basic structure of the 2015 STIP substantially the same as in 2014. The percentages of salary used to determine bonus opportunities for the executive officers remain the same for 2015 as they were in 2014. The Committee also kept a number of Company-wide performance measures along with an individual performance measure. However, as a result of low commodity prices and a substantially reduced capital expenditure budget in 2015, the Committee dropped the three growth performance measures from prior STIPs (production, EBITDAX per share and reserves growth). To challenge management to continue to deliver results on debt leverage and cost control, the Committee added a net-debt to adjusted EBITDAX measure, retained LOE and G&A per Boe cost measures and replaced drill-bit F&D per Boe with a capital efficiency metric that measures drilling and completion costs compared to reserves booked for wells drilled and completed at the end of 2015, regardless of the reserves category of the wells drilled. Finally, the Committee equally weighted all five performance measures, including the individual performance measure, at 20% each.

Going forward, our Compensation Committee will determine appropriate methods of evaluating our Company’s achievement relative to various performance metrics and will determine if the current categories and associated metrics should be adjusted for future fiscal years, including making adjustments to the performance metrics.

Long-Term Incentive Plan (“LTIP”)

We use annual LTIP equity grants to attract, retain and motivate our executive officers as part of our total compensation package. Stock incentive awards are granted under our 2007 Plan. The 2007 Plan allows for the grant of restricted stock, stock options, stock appreciation rights, restricted stock units, stock awards and other incentive awards. The primary purpose of the 2007 Plan is to attract and retain highly qualified officers, directors, key employees and other persons, and to motivate these persons to improve our business results by providing an opportunity to acquire or increase a direct, proprietary interest in our operations and future success. We expense stock awards under Financial Accounting Standards Board, Accounting Standards Codification Topic 718 (“ASC 718”).

Since our initial public offering in 2007, the Committee generally has used restricted stock that vests over three to four years to align the compensation of our executive officers with an increase in long-term stockholder value. We believe awards of restricted stock can effectively balance our objectives of focusing the recipient on delivering long-term value to our stockholders and providing value to the recipient. Restricted stock awards offer recipients the opportunity to receive shares of our common stock that are subject to a risk of forfeiture and other restrictions until certain specified service or

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Compensation Discussion and Analysis (continued)

performance requirements are satisfied. In this regard, we believe that restricted stock serves both to reward and retain the recipients. Restricted stock awards also, in many cases, allow the Company to budget for charges to earnings under ASC 718 with greater certainty than other types of awards such as stock options.

Currently, our LTIP program consists of performance-based restricted stock awards with service-based vesting conditions (referred to as performance stock awards) as well as three-year, relative TSR performance restricted stock awards with threshold, target and excellent performance levels (referred to as TSR stock awards). Recipients of restricted stock awards are entitled to receive and retain all cash dividends that may be paid with respect to the shares. The Committee does not make, nor has the Committee in the past made, incentive stock grants in coordination with the release of material, non-public information. Instead, the Committee will grant equity awards at the times dictated by our normal compensation process as that process is developed by the Committee.

2014 LTIP Awards

For 2014, as part of its annual review of executive compensation and in consultation with Meridian, the Committee recommended, and the Board approved in February 2014, a LTIP in the form of performance stock awards (with a combination of performance measures and time-vesting restrictions) and TSR stock awards. Seventy-five percent (75%) of the total 2014 LTIP award to each executive officer was made up of performance stock awards and the remaining 25% of the total 2014 LTIP award to each executive officer was comprised of TSR stock awards (approximately 33% if maximum TSR is achieved).

In determining the number of shares to be awarded under the 2014 LTIP, the Committee considered long-term incentive compensation among our peer group and 2013 ECI survey data, Committee members’ own experience and knowledge of executive compensation matters at other public E&P companies, the potential dilutive effect of stock awards, the charge to Company earnings under ASC 718, internal pay equity among our executives and the then-current economic and market environment. The Committee further considered existing stock ownership of our executive officers and the importance of retention and alignment of objectives with stockholders’ interests as goals of any effective long-term incentive stock award grant. The Committee also reviewed the Company’s annual “burn rate,” or percentage of weighted average shares outstanding granted under the 2007 Plan in prior years. At the time of the 2014 LTIP grant in February 2014, the Company’s three-year average annual burn rate was 1.0%. The Committee also gave weight to the individual contributions of each of the executive officers in 2013.

After considering all of the factors noted above, the Committee decided on an aggregate of approximately 245,000 shares of restricted stock to be awarded to our executive officers as a group under the 2014 LTIP. This number of shares assumes that the maximum performance level applicable to the TSR portion of the award is achieved and remains subject to the achievement of the performance and service-based conditions applicable to each portion of the awards. The grant date value (NASDAQ closing price) of the “base” number of total shares subject to the 2014 LTIP (approximately 218,000 shares, assuming 100% of target TSR is achieved) was approximately $4.5 million. This represents an increase in aggregate grant date value of approximately 12.5% from 2013 and reflects the Committee’s consideration of all of the factors discussed in the preceding paragraph, plus the Company’s positive operational results but negative TSR in 2013. In addition, our executive officers’ percentage of the total 2014 LTIP award pool was adjusted from 2013 as follows: Mr. Craft – 38%, Mr. Yang – 23%, and Mr. Henderson – 17%. Mr. Krylov’s percentage of the total 2014 LTIP award pool of 22% was set in connection with his appointment as our CFO. The Committee made these adjustments to better align individual officers’ total compensation to competitive industry levels and to reflect each officer’s specific contributions to the Company’s 2013 results and TSR, as applicable. Adjustments to allocations for our executive officers, except for our CEO, were determined by our CEO based on individual performance and contributions to 2013 results, as applicable, and approved by the Committee. As a result of his retirement, Mr. Manoushagian did not participate in the 2014 LTIP.

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Compensation Discussion and Analysis (continued)

The table below summarizes the number of restricted shares subject to LTIP stock awards, as allocated among performance stock awards and TSR stock awards, made to each of our executive officers for 2014. The aggregate grant date fair value of the awards under ASC 718 is set forth in the Summary Compensation Table under the column “Stock Awards.”

		Allocation Among Awards
Executive Officer	2014 LTIP Award	Performance Shares	TSR Shares (150%)(1)
Mr. Craft	93,705	62,470	31,235
Mr. Yang	56,114	37,409	18,705
Mr. Krylov	53,934	35,956	17,978
Mr. Henderson	41,404	27,603	13,801
(1)	TSR shares are calculated based on the maximum shares potentially earned as a percent of target or 150%. Each executive officer’s target TSR shares (100%) is as follows:

Executive Officer	2014 Target TSR Shares (100%)
Mr. Craft	20,823
Mr. Yang	12,470
Mr. Krylov	11,985
Mr. Henderson	9,201

2014 LTIP – Performance Stock Awards

First Trigger.  The Committee believes that performance stock awards provide incentives for achieving results that strongly correlate with our long-term business objectives and increasing stockholder value. The Committee determined the measures for the performance stock awards to incentivize a balanced achievement of growth, cost control and debt control, and to build stockholder value while preserving a sustainable capital structure. In order for any of the awarded restricted shares to become eligible to vest, two performance conditions must be satisfied. In previous years, long-term debt to EBITDAX was also an applicable performance condition; however, the Committee eliminated this condition for the 2014 awards so as not to dissuade management from exploring acquisitions that are financed with debt and may have long-term strategic value, but may not materially increase EBITDAX in the near term following the acquisition. If one of the two performance measures for the 2014 awards is not satisfied during the applicable performance period (fiscal year 2014), the entire award is forfeited, and the award shares are returned to the 2007 Plan. The table below summarizes the performance measures required to be achieved for the 2014 performance stock awards and 2014 actual results.

2014 Performance Stock Awards – Performance Measures	2014 Actual Results
Company proved reserves increase a minimum of 8.0%	27.5% Increase
F&D costs must not exceed $25.00 per Boe	$10.82 per Boe

For these purposes, proved reserves are estimated proved reserves as determined by the Company’s independent reserves engineering firm. For the 2014 awards, the Committee lowered the threshold for reserves growth in order to allow for prudent conversion of proved undeveloped reserves to proved developed reserves. F&D costs are calculated by dividing the sum of property acquisition, exploration and development costs by extensions, discoveries, acquisitions and revisions (excluding price revisions), each as set forth in the notes to the audited financial statements of our annual report on Form 10-K. The Committee excludes price revisions from F&D cost to mitigate the risk of volatile commodity price swings, which are outside the executives’ control. For the 2014 awards, the Committee raised threshold F&D cost to reflect the Company’s expected costs of drilling horizontal oil wells.

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Compensation Discussion and Analysis (continued)

The Committee certified the results in February 2015. Each of the two performance measures applicable to the 2014 performance stock awards was achieved, and the awards became eligible to vest in accordance with the service-based vesting conditions described below.

Second Trigger.  Because the applicable performance measures were satisfied, the 2014 performance stock awards will now ratably vest in one-half increments on December 31, 2015 and December 31, 2016, provided the executive officer is employed by the Company on the applicable vesting dates.

Acceleration of Awards.  The performance stock awards granted in 2014 will vest in full upon a change in control, disability (each as defined in the 2007 Plan) or death of the executive, and all performance criteria and other conditions will be deemed to be achieved.

2014 LTIP – TSR Stock Awards

The 2014 TSR stock awards are earned based on the Company’s relative TSR performance against the Company’s 2014 compensation peer group, plus one or more specified alternate companies. See “Setting Executive Officer Compensation – Use of Peer Group Comparisons” for a discussion of our 2014 peer group. The scale of payout ranges between maximum, or 150% of target, and threshold, or 50% of target, as set forth below, to incentivize our executive officers to maximize stockholder value. If the Company’s TSR ranks below the 41st percentile of the peer group, then no payout will be made with respect to the TSR stock awards.

TSR Company Ranking	Percentile Ranking	Percentage of Target TSR Shares Earned
Company 1	100%	150%
Company 2	94%	150%
Company 3	88%	150%
Company 4	82%	150%
Company 5	76%	140%
Company 6	71%	130%
Company 7	65%	120%
Company 8	59%	110%
Company 9	53%	100%
Company 10	47%	75%
Company 11	41%	50%
Company 12	35%	0%
Company 13	29%	0%
Company 14	24%	0%
Company 15	18%	0%
Company 16	12%	0%
Company 17	6%	0%
Company 18	0%	0%

To the extent that TSR performance measures are met and the TSR shares become earned, the TSR shares will cliff vest at the end of the three-year performance period, or December 31, 2016, provided the executive officer remains employed on that date.

If any of the peer companies undergoes a change in corporate capitalization or a corporate transaction (including a going-private transaction, bankruptcy, liquidation, merger, consolidation, etc.) during the performance period, the Committee will determine whether such peer company will be replaced. If the Company’s TSR for the performance period is negative, then the awards are capped at the target level.

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Compensation Discussion and Analysis (continued)

If an executive officer’s employment is terminated due to death or disability (as defined in the 2007 Plan), then the executive officer will be deemed, at the time of termination, to have earned the target number of TSR shares. If a change in control occurs during the performance period, we will determine the number of TSR shares earned by each executive officer assuming the performance period ends on the date of the change in control.

2015 LTIP Awards and Performance Measures

In February 2015, the Committee again granted LTIP awards, 75% in the form of performance stock awards and 25% in the form of TSR stock awards (approximately 33% if maximum TSR is achieved). In determining the amount of the base LTIP award pool for 2015, the Compensation Committee considered market conditions at year-end 2014, including low oil and gas prices, as well as negative TSR in 2014. As a result of low commodity prices, a decline in TSR in 2014 and our focus on cost control in 2015, the Compensation Committee recommended, and the Board agreed, to hold the base LTIP award pool flat for our named executive officers for 2015. Therefore, the grant date value of the “base” number of total shares of restricted stock (assuming 100% of target TSR is achieved) under the 2015 LTIP was $4.5 million, based on the closing price of our common stock on the date of grant. The allocation of the 2015 LTIP award pool was also held the same as 2014: Mr. Craft – 38%, Mr. Yang – 23%, Mr. Krylov – 22% and Mr. Henderson – 17%. For the performance stock award portion of the 2015 LTIP, the Committee selected an EBITDAX-to-interest-coverage ratio as defined in our credit agreement, to emphasize strong credit metrics in a year of expected low commodity prices and reduced drilling activity.

If the performance measure is met during the performance period (fiscal year 2015), then one-half of the performance shares will ratably vest on each of December 31, 2016, and December 31, 2017; provided the executive officer remains employed by the Company on the applicable vesting dates. The TSR component of the 2015 LTIP is earned based on the Company’s relative TSR performance against the Company’s 2015 compensation peer group. For purposes of the 2015 TSR stock award, the TSR peer group is the same as the 2015 compensation peer group.

Special Equity Awards

In certain circumstances, we grant discretionary equity awards to attract and retain key executives, recognize expanded roles and responsibilities and reward past performance. In 2014, the Compensation Committee made grants of special awards to two of the named executive officers. Specifically, the Company granted special awards to Mr. Krylov in connection with his appointment as Executive Vice President and CFO effective January 3, 2014. Mr. Krylov was granted (i) vested shares of the Company’s common stock pursuant to the 2007 Plan with a fair market value equal to $500,000 on the grant date, and (ii) shares of restricted stock pursuant to the 2007 Plan with a fair market value equal to $1 million on the grant date and subject to cliff vesting upon the third anniversary of the grant date or, if earlier, upon a “change in control” as determined under the 2007 Plan. At December 31, 2014, these awards had a fair market value of approximately $169,000 and $338,000, respectively, based on the closing price of our common stock on that date. In addition, in connection with his retirement, the Company granted Mr. Manoushagian 41,281 restricted stock units that were settled in full on December 31, 2014, by the Company’s delivery of 41,281 shares of Company common stock. In accordance with the applicable award agreements, all of Mr. Manoushagian’s 66,684 outstanding, unvested restricted stock awards were forfeited as of his May 16, 2014, retirement date.

To date in 2015, the Compensation Committee has not made any grants of special equity awards to our executive officers.

Stock Ownership Guidelines and Additional Holding Periods

The Committee believes that meaningful stock ownership by our officers and directors is critical in aligning management’s interests with the interests of our stockholders. Therefore, in January 2012, the Committee established minimum stock ownership requirements for our executive officers and directors. The Company’s CEO is expected to own shares of the Company’s common stock having a market value of at least five times his base salary, and each of the Company’s other executive officers is expected to own shares of the Company’s common stock having a market value of at least three times his base salary. Executives have up to five years to meet the stock ownership guidelines. Currently, each executive officer satisfies the guidelines. Because of our adoption of these ownership guidelines, our executives’ current level of

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Compensation Discussion and Analysis (continued)

stock ownership, and the three- to four-year service vesting requirements applicable to our LTIP stock awards, we have not adopted additional holding periods on equity awards after they become vested. Please see “Director Compensation” for a description of stock ownership guidelines for our outside directors.

Prior Compensation

In general, prior compensation, such as gains from prior stock options or stock awards, is not taken into account in setting other elements of compensation, such as base pay or STIP awards. However, the Committee will generally consider prior stock purchases by, and prior stock and stock option awards to, our named executive officers when considering additional stock award grants. For new executive officers, we expect to take into account their prior base salary, annual cash incentives, the value of any equity compensation or other benefits that the new officer would forfeit to accept employment with us, as well as the contributions expected to be made by the new officer, our business needs and the role of the officer with us.

“Say-On-Pay” Advisory Vote on Executive Compensation

At our 2014 annual meeting, we provided stockholders a “say-on-pay” advisory vote on the compensation of our named executive officers under Section 14A of the Exchange Act. Our stockholders expressed overwhelming support for the compensation of our executive officers, with more than 98% of the votes cast for approval of the “say-on-pay” advisory vote on executive compensation. As we evaluated our compensation practices and objectives for 2014 and 2015, we were mindful of the strong support of our stockholders for our compensation design and philosophy of linking pay to performance and building long-term stockholder value. As a result, the Committee decided to retain our general approach to executive compensation, with an emphasis on short-term and long-term incentive compensation programs that encourage, reward and retain our key executives when they deliver strong financial and operational results as well as value for our stockholders.

Employment Agreements

In January 2011, the Company entered into an amended and restated employment agreement with Mr. Craft and new employment agreements with Mr. Henderson, Mr. Yang and Mr. Manoushagian. In addition, in January 2014, the Company entered into an employment agreement with Mr. Krylov in connection with his appointment as our Executive Vice President and CFO. Mr. Krylov’s employment agreement has an initial term of two years with one-year extensions. In addition, in connection with his acceptance of an offer of employment with the Company, Mr. Krylov was paid a cash sign-on bonus equal to $350,000, subject to repayment if his employment with the Company were terminated within the first year of his employment. The agreements provide for potential severance payments upon the termination of the officers’ employment in certain situations. The agreements were designed so that the officers would all have employment agreements with the same employment term and similar severance and change-in-control provisions.

After the initial term of the agreements with Messrs. Craft, Henderson, Yang and Manoushagian, which ended January 1, 2013, the agreement with each executive officer was automatically renewed for an additional one-year term. On January 1, 2014 and again on January 1, 2015, the agreements with each of these officers were automatically renewed for additional one-year terms, except that the agreement with Mr. Manoushagian was terminated on May 16, 2014, in connection with his retirement from the Company. Please see “Executive Compensation – Potential Payments Upon Termination or Change in Control” for information regarding the executive grant and separation agreement (the “Separation Agreement”) the Company entered into with Mr. Manoushagian in connection with his retirement, which Separation Agreement superseded the terms of Mr. Manoushagian’s employment agreement except for the survival of certain post-termination obligations and severance benefits as provided in the Separation Agreement. Currently, the term of the employment agreements with each of Messrs. Craft, Henderson, and Yang ends on January 1, 2016, and, at the end of the current term, the agreements will be automatically renewed for additional one-year terms unless either party elects not to renew an agreement or an agreement is otherwise terminated according to its terms.

The agreements provide, among other things, for a minimum level of annual base salary for each executive officer, subject to annual review and adjustment by the Board, provided that for Mr. Craft, once established at an increased amount, his base salary will not be reduced below that increased amount during the term. The employment agreements also provide

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Compensation Discussion and Analysis (continued)

that the executive officer is eligible to receive annual performance-based bonuses each year during the employment term, has the opportunity to participate in the employee benefit arrangements offered to similarly situated executives and may periodically receive LTIP grants.

The severance and change-in-control provisions contained in the employment agreements are described in greater detail below under “Executive Compensation – Potential Payments Upon Termination or Change in Control.” The agreements are intended to retain qualified executives in a competitive market for executive talent. The employment agreements do not contain any tax gross-up provisions in the event any named executive officer receives potential parachute payments under Section 280G of the Internal Revenue Code. The Committee believes that the severance and change-in-control arrangements in these agreements provide important protection to the Company’s executive officers, are consistent with the practices of peer companies and are appropriate for the retention of executive talent.

Health and Welfare Benefits

Named executive officers receive the same health and welfare benefits, including medical, prescription drug, dental and vision, that are offered to all employees. The same contribution amounts and plan design provisions apply to all employees, including executive officers. The named executive officers also participate in the same qualified 401(k) plan as other employees. Under the plan, the Company currently matches 100% of an employee’s elective deferrals up to 3% of annual base salary, plus an additional 50% of elective deferrals on the next 2% of annual base salary. All contributions are subject to applicable federal limitations under the Internal Revenue Code and U.S. Treasury regulations. These benefits are part of our overall compensation program and are designed to encourage continuity in employment and executive leadership and to remain competitive in the market for talent and experience in the E&P business. We do not provide any supplemental executive retirement benefits to our executive officers.

Perquisites

We do not provide any perquisites or personal benefits to our executive officers except for a long-term disability plan for Mr. Craft, for which we pay a monthly premium of approximately $355 per month, and reimbursement of certain professional and club membership dues and expenses. Please see the Summary Compensation Table for all compensation received by our named executive officers.

Policy on Recovery of Compensation and Clawbacks

All of our performance stock awards and TSR stock awards with our executive officers contain a provision that provides that (i) the Company will not be required to comply with any term of the agreement if and to the extent prohibited by applicable law or to the extent doing so would require that the officer reimburse the Company for such amounts under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and (ii) the officer shall reimburse the Company for incentive-based or equity-based compensation and profits realized from the sale of award shares covered by the agreement as required by applicable law, including but not limited to the Sarbanes-Oxley Act and the Dodd-Frank Act. In addition, the Third Amendment to the 2007 Plan extends this same clawback provision to all awards granted under the 2007 Plan. See “Proposal 3: Approval of the Third Amendment to the 2007 Stock Incentive Plan to Increase the Maximum Number of Available Shares by 1,525,000 Shares” for more information.

Indemnification Agreements

The Company has entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement requires the Company to indemnify each indemnitee to the fullest extent permitted by the Delaware General Corporation Law. This means, among other things, that the Company must indemnify the director or executive officer against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement that are actually and reasonably incurred in a legal proceeding because the person was a director, officer, employee or agent of the Company or was serving at the request of the Company as a director, officer, employee or agent of another entity if the indemnitee meets the standard of conduct provided under Delaware law. Also as permitted under Delaware law, the indemnification agreements require the Company to advance expenses in defending such an action, provided that the

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2015 PROXY STATEMENT

Compensation Discussion and Analysis (continued)

director or executive officer undertakes to repay the amounts if the person ultimately is determined not to be entitled to indemnification from the Company. The Company will also make the indemnitee whole for taxes imposed on the indemnification payments and for costs in any action to establish the indemnitee’s right to indemnification, whether or not wholly successful. The Company also maintains customary directors’ and officers’ insurance coverage.

Policy Prohibiting Hedging Transactions and Pledging Company Shares

Our Insider Trading Policy prohibits Company employees, including our named executive officers, and members of the Board from engaging in short-term or speculative transactions in the Company’s securities, including short sales, options and other derivatives, and from holding Company securities in a margin account or pledging securities as collateral for a loan.

Deductibility of Executive Compensation

Section 162(m) of the Code, as clarified by the IRS and applicable regulations, generally disallows a federal income tax deduction to public companies for compensation in excess of $1 million paid for any fiscal year to each of the Company’s “covered employees” (within the meaning of Section 162(m)) as of the end of any fiscal year. However, the regulations currently exempt qualified, “performance-based compensation” from the $1 million deduction limit if certain requirements are met.

Our policy is to have a compensation program that recognizes and rewards performance that increases stockholder value, and, to the extent consistent with this policy, to seek to maintain the favorable tax treatment of that compensation. As a result, the 2007 Plan is intended to be designed so that we may grant awards of qualified, “performance-based compensation” to our covered employees. We believe, however, that under some circumstances, such as to attract or retain key executives or to recognize outstanding performance, it is in the Company’s and our stockholders’ best interests to provide compensation to selected executives even if it is not deductible. For additional information, see “Proposal 4: Approval of the Material Terms of the 2007 Stock Incentive Plan For Purposes of Complying with Section 162(m) of the Internal Revenue Code.”

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2015 PROXY STATEMENT

Compensation Committee Report

The Compensation Committee has reviewed and discussed the CD&A with our management. Based on this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2014.

Respectfully submitted by the Compensation Committee of the Board,

Vean J. Gregg III, Chairman

Alan D. Bell

Christopher J. Whyte

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2015 PROXY STATEMENT

Compensation Practices as They Relate to Risk Management

The Compensation Committee believes that an appropriate part of total compensation is fixed for our executive officers, while another equally appropriate portion is variable and linked to performance. Although the majority of the compensation provided to the named executive officers is performance-based, we believe our compensation program does not encourage excessive and unnecessary risk taking by our executive officers (or other employees) because this program is designed to encourage our officers and other employees to remain focused on both our near- and long-term operational and financial goals.

While STIP awards play an appropriate role in our executive compensation program, the Committee believes that awards should be determined based on Company performance on a variety of measures, which the Committee believes mitigates excessive risk taking that could produce unsustainable gains in one area of performance at the expense of our overall long-term interests. In addition, the Committee sets performance goals that it believes are reasonable in light of our past performance, then-current business projections and market conditions. Additionally, our STIP includes maximum payout caps to limit the amount of incentive compensation that may be earned by the named executive officers.

A portion of the variable compensation we provide is made up of restricted stock awards that are subject to service-based vesting conditions once initial performance-based conditions are attained. These awards can retain value even in a depressed market, so executives are less likely to take unreasonable risks. In addition, a portion of the LTIP restricted stock awards measure our TSR over a specified three-year period relative to the TSR of certain peer companies over the same period, which aligns the interests of our executive officers with the interests of our stockholders. We believe our adoption of meaningful stock ownership guidelines further reduces the likelihood of unnecessary risk-taking because our executive officers are required to own a significant amount of Company stock.

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2015 PROXY STATEMENT

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

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2015 PROXY STATEMENT

Executive Compensation

Set forth below is the compensation awarded to, earned by or paid to our named executive officers for services rendered for 2012, 2013 and 2014 in all capacities, consisting of base salaries, restricted stock awards, non-equity incentive plan compensation and other compensation.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(g)	(i)	(j)
J. Ross Craft, P.E. Chairman, Chief Executive Officer and President	2014	560,000	—	1,728,121	807,408	38,771	3,134,300
	2013	525,000	—	1,423,530	644,070	39,290	2,631,890
	2012	480,000	—	1,505,108	379,872	39,078	2,404,058
Qingming Yang, PhD Chief Operating Officer	2014	400,000	—	1,034,863	496,480	27,881	1,959,224
	2013	340,000	—	869,958	361,080	28,785	1,599,823
	2012	310,000	—	3,032,514	190,402	29,302	3,562,218
Sergei Krylov(5) Executive Vice President and Chief Financial Officer	2014	375,000	350,000	2,494,674	465,450	63,161	3,748,285

J. Curtis Henderson Chief Administrative Officer and Corporate Secretary	2014	375,000	—	763,588	465,450	29,101	1,633,139
	2013	310,000	—	711,777	278,132	29,995	1,329,904
	2012	295,000	—	698,754	181,189	29,302	1,204,245
Ralph P. Manoushagian(6) Former Executive Vice President – Land	2014	90,923	—	—	—	1,175,953	1,266,876
	2013	240,000	—	395,440	215,328	23,472	874,240
	2012	230,000	—	698,754	129,766	23,199	1,081,719
(1)	The amount reported for Mr. Krylov reflects a cash sign-on bonus paid to him in connection with his acceptance of an offer of employment with the Company, which amount was subject to repayment if his employment with the Company were terminated within the first year of his employment.

(2)	Stock awards represent the aggregate grant date fair value for restricted stock and other stock awards granted under the 2007 Plan, calculated according to ASC 718. The amounts are consistent with the estimate of aggregate compensation cost to be recognized over the service period for accounting purposes for the awards, excluding the effect of estimated forfeitures, and do not necessarily correspond to the actual value that will be recognized by the named executive officers. Additional information on the assumptions used in the computation of our share-based compensation is included in Note 5 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2014. For 2014, the amounts in the “Stock Awards” column reflect the grant of performance stock awards and TSR stock awards under the 2014 LTIP covering an aggregate of 217,918 shares of common stock (assuming target TSR is achieved). The grant date fair value for the performance stock awards is based on the closing price of our common stock on February 21, 2014, the grant date for those awards, which was $20.65 per share. The value amounts for the TSR shares were calculated based on the target number of TSR shares granted at a grant date fair value price per share of $21.04, which is based on the probability of achieving the applicable conditions for the TSR portion of the award and was determined using a Monte Carlo simulation model.

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2015 PROXY STATEMENT

Executive Compensation (continued)

Assuming maximum TSR shares achieved, the following summarizes the grant date fair value for the performance and TSR stock awards under the 2014 LTIP:

Mr. Craft	$1,947,182
Mr. Yang	$1,166,045
Mr. Krylov	$1,120,762
Mr. Henderson	$860,383

See “Analysis of Executive Compensation Decisions – Long-Term Incentive Plan (“LTIP”) – 2014 LTIP Awards,” “– 2014 LTIP – Performance Stock Awards” and “– 2014 LTIP – TSR Stock Awards” for additional information regarding the 2014 equity awards. Due to his retirement, Mr. Manoushagian did not participate in the 2014 LTIP. In accordance with the applicable award agreements, all of Mr. Manoushagian’s outstanding, unvested restricted stock awards were forfeited as of his May 16, 2014 retirement date.

For Mr. Krylov, stock includes the aggregate grant date fair value, calculated according to ASC 718, of the following awards made in connection with his appointment as Executive Vice President and CFO: (i) 26,441 vested shares of the Company’s common stock under the 2007 Plan, and (ii) 52,882 shares of restricted stock under the 2007 Plan, subject to cliff vesting on the third anniversary of the grant date.

(3)	Represents awards paid under the 2014 STIP. These amounts were paid to the named executive officers in the first quarter of 2015. The 2014 STIP awards are described in more detail in “Analysis of Executive Compensation Decisions – Short-Term Incentive Plan (“STIP”) – 2014 STIP Overview,” “– 2014 STIP Targets and Performance Criteria” and “– 2014 STIP Awards.” Due to his retirement, Mr. Manoushagian did not participate in the 2014 STIP.

(4)	The following items are reported in the “All Other Compensation” column for fiscal year 2014:

Name	Insurance Premiums	401(k) Plan Match	Professional Membership and Club Dues	Relocation and Related Expenses	Total
Mr. Craft	$21,736	$10,400	$6,635	$—	$38,771
Mr. Yang	$17,481	$10,400	$—	$—	$27,881
Mr. Krylov(a)	$16,095	$10,400	$—	$36,666	$63,161
Mr. Henderson	$17,481	$10,400	$1,220	$—	$29,101
Mr. Manoushagian(b)	$4,942	$7,200	$200	$—	$12,342

(a)	The amounts reported under “Relocation and Related Expenses” with respect to Mr. Krylov reflect amounts reimbursed to Mr. Krylov in connection with his appointment as our Executive Vice President and CFO and include $15,001 for lodging, $9,408 for moving, and $12,257 for mileage.
(b)	In addition, Mr. Manoushagian’s “All Other Compensation” for fiscal year 2014 includes the amounts paid to him under his Separation Agreement, including (a) the grant date fair value under ASC 718 of 41,281 restricted stock units granted to him on May 16, 2014, in the amount of $759,158, (b) a cash payment equal to $360,000 (150% of his base salary), (c) a cash amount equal to $25,383 for accrued vacation, and (d) a cash amount equal to $19,070 for health care coverage during the 18 month COBRA continuation period. In accordance with the applicable award agreements, all of Mr. Manoushagian’s 66,684 outstanding, unvested restricted stock awards were forfeited as of his May 16, 2014, retirement date. These shares had a value of $1,226,319 based on the closing price of our common stock on NASDAQ of $18.39 per share on Mr. Manoushagian’s retirement date.

(5)	Mr. Krylov was appointed as Executive Vice President and CFO on January 3, 2014.

(6)	Mr. Manoushagian retired as our Executive Vice President – Land, and his employment with the Company ended, on May 16, 2014.

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Executive Compensation (continued)

Grants of Plan-Based Awards for Year Ended December 31, 2014

The table below sets forth the range of potential STIP awards for 2014 performance as a dollar amount for each of the named executive officers under the 2014 STIP. The table also sets forth (i) the number of shares and grant date fair value of performance stock awards granted during 2014 to the named executive officers under the 2007 Plan, (ii) the range of potential payouts for the TSR stock awards granted during 2014 to the named executive officers under the 2007 Plan, (iii) the number of shares and grant date fair value of stock awards received by Mr. Krylov in connection with his appointment as our Executive Vice President and CFO, and (iv) the number of restricted stock units and grant date fair value of the stock awards received by Mr. Manoushagian in connection with his retirement.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)		Grant Date Fair Value of Stock Awards ($)(6)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(l)
Mr. Craft	2/21/14	280,000	560,000	980,000
	2/21/14				10,412	20,823	31,235			$438,121
	2/21/14							62,470		$1,290,000
Mr. Yang	2/21/14	175,000	350,000	600,000
	2/21/14				6,235	12,470	18,705			$262,363
	2/21/14							37,409		$772,500
Mr. Krylov	1/3/14							26,441	(4)	$500,000
	1/3/14							52,882	(4)	$1,000,000
	2/21/14	164,063	328,125	562,500
	2/21/14				5,993	11,985	17,978			$252,174
	2/21/14							35,956		$742,500
Mr. Henderson	2/21/14	164,063	328,125	562,500
	2/21/14				4,601	9,201	13,801			$193,588
	2/21/14							27,603		$570,000
Mr. Manoushagian	5/16/14							41,281	(5)	$759,158
(1)	These columns show the range of potential values for the payout of the STIP awards for 2014 performance for each named executive officer, including the portion of the STIP award attributable to individual performance. The actual payout is determined 75% by Company performance and 25% by individual performance. Amounts included in the threshold column assume that the threshold level of all Company and individual performance measures were met under the 2014 STIP. Amounts included in the target column assume that the target levels of all Company and individual performance measures were met, and amounts included in the maximum column assume that the excellent levels of all Company and individual performance measures were met under the 2014 STIP. The actual amount of the annual cash incentive award paid to each named executive officer for 2014 performance is set forth above in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column for 2014. For a detailed description of the 2014 STIP, see “Compensation Discussion and Analysis – Analysis of Executive Compensation Decisions – Short-Term Incentive Plan (“STIP”).” Due to his retirement, Mr. Manoushagian did not participate in the 2014 STIP.

(2)	These columns show a range of the potential number of shares that may be earned pursuant to the TSR stock awards granted as part of the 2014 LTIP. The number of units paid at the end of the performance period may vary from the target amount, based on our TSR achievement relative to the TSR of the specified peer companies. If the Company’s TSR ranks below the 41st percentile of the peer group at the end of the applicable performance period, then no payout will be made with respect to the TSR stock awards. The awards are described in greater detail above under “Compensation Discussion and Analysis – Analysis of Executive Compensation Decisions – Long-Term Incentive Plan (“LTIP”) – 2014 LTIP Awards” and “– 2014 LTIP – TSR Stock Awards.” Due to Mr. Manoushagian’s retirement, he did not participate in the 2014 LTIP and, in accordance with the applicable award agreements, all of Mr. Manoushagian’s outstanding, unvested TSR stock awards were forfeited for no consideration as of his May 16, 2014, retirement date.

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Executive Compensation (continued)

(3)	The performance stock awards granted on February 21, 2014, were subject to performance conditions in 2014, the year of grant. All of the applicable performance measures were achieved as of December 31, 2014; however, these awards remain subject to time-based vesting restrictions through December 31, 2016. See “Compensation Discussion and Analysis – Analysis of Executive Compensation Decisions – Long-Term Incentive Plan (“LTIP”) – 2014 LTIP Awards” and “– 2014 LTIP – Performance Stock Awards” for a more detailed discussion of these awards. Due to his retirement, Mr. Manoushagian did not participate in the 2014 LTIP and, in accordance with the applicable award agreements, all of Mr. Manoushagian’s outstanding, unvested performance stock awards were forfeited for no consideration as of his May 16, 2014, retirement date.

(4)	For Mr. Krylov, the amount reflects the grant on January 3, 2014, in connection with his appointment as Executive Vice President and CFO, of (i) 26,441 vested shares of common stock and (ii) 52,882 shares of restricted stock, subject to cliff vesting on the third anniversary of the grant date. Mr. Krylov’s awards are described in greater detail above under “Compensation Discussion and Analysis – Analysis of Executive Compensation Decisions – Special Equity Awards.”

(5)	For Mr. Manoushagian, the amount reflects the grant of 41,281 restricted stock units on May 16, 2014, that were settled in full on December 31, 2014.

(6)	This column represents the aggregate grant date fair value of each stock award granted in 2014, in each case, calculated according to ASC 718. For the TSR stock awards, the amounts reported were calculated based on the target number of TSR shares granted at a grant date fair value price per share of $21.04, which is based on the probability of achieving the applicable conditions for the TSR portion of the award and was determined using a Monte Carlo simulation model. The amounts reported do not necessarily correspond to the actual value that will be recognized by the named executive officers for these awards. See footnote (2) to the Summary Compensation Table for additional information about the assumptions used in calculating these amounts.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of securities underlying outstanding, unvested stock awards under the 2007 Plan for each named executive officer as of December 31, 2014. None of the named executive officers held any outstanding stock options under the 2007 Plan during 2014.

	Stock Awards
Name	Number of Shares of Stock That Have Not Vested (#)(1)	Market Value of Shares of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($) (4)
(a)	(g)	(h)	(i)	(j)
Mr. Craft	101,961	$651,531	17,759	$113,480
Mr. Yang	87,060	$556,314	10,725	$68,533
Mr. Krylov	88,838	$567,675	5,993	$38,296
Mr. Henderson	46,989	$300,260	8,275	$52,878
Mr. Manoushagian(5)	—	$—	—	$—

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Executive Compensation (continued)

(1)	These restricted stock awards remain subject to service-based vesting conditions. The treatment of all of these awards under certain termination and change-in-control events is described below under “Potential Payments Upon Termination or Change in Control.” For each executive officer, the number of shares of stock that have not vested is made up of:

Name	Grant Date	Number of Shares of Stock That Have Not Vested
Mr. Craft	February 21, 2012(b)	10,103
	February 20, 2013(c)	29,388
	February 21, 2014(d)	62,470
Mr. Yang	January 24, 2012(a)	27,000
	February 21, 2012(b)	4,691
	February 20, 2013(c)	17,960
	February 21, 2014(d)	37,409
Mr. Krylov	January 3, 2014(e)	52,882
	February 21, 2014(d)	35,956
Mr. Henderson	February 21, 2012(b)	4,691
	February 20, 2013(c)	14,695
	February 21, 2014(d)	27,603
(a)	The award granted to Mr. Yang on January 24, 2012, vests in four equal annual installments beginning on the first anniversary of the grant date of the award, as long as Mr. Yang remains employed by the Company through the applicable vesting dates.
(b)	Awards granted on February 21, 2012, vest in three equal annual installments on December 31, 2013, December 31, 2014, and December 31, 2015, as long as the executive officer remains employed by the Company through the applicable vesting date.
(c)	Awards granted on February 20, 2013, vest in three equal annual installments on December 31, 2014, December 31, 2015, and December 31, 2016, as long as the executive officer remains employed by the Company through the applicable vesting date.
(d)	Awards granted on February 21, 2014, vest in two equal annual installments on December 31, 2015, and December 31, 2016. See “Compensation Discussion and Analysis – Analysis of Executive Compensation Decisions – Long-Term Incentive Plan (“LTIP”) – 2014 LTIP Awards” above for more information.
(e)	The award granted to Mr. Krylov on January 3, 2014, vests in full on January 3, 2017, as long as Mr. Krylov remains employed by the Company through such date.

(2)	Based on the closing price of our common stock on NASDAQ of $6.39 per share on December 31, 2014.

(3)	In accordance with SEC rules, the number of unearned shares reported in this column represent (a) 50% of the target number of TSR stock awards granted to the executive officers on February 20, 2013, and (b) 50% of the target number of TSR stock awards granted to the executive officers on February 21, 2014, in each case, assuming achievement of the threshold or minimum level of performance that would result in any payout under the awards. If the Company’s TSR ranks below the 41st percentile of the peer group at the end of the applicable performance period, then no payout will be made with respect to the TSR stock awards. Due to our relative TSR falling below threshold level at December 31, 2014, if the performance period applicable to the outstanding TSR stock awards had actually ended as of December 31, 2014, no payout would be made with respect to the awards. Vesting and payout of the TSR stock awards is contingent on continuous active employment with the Company at the end of the applicable performance period, which ends December 31, 2015 (for the 2013 TSR stock awards), and December 31, 2016 (for the 2014 TSR stock awards), and our relative TSR at the end of the performance period compared to the TSR of the specified peer companies. See “Compensation Discussion and Analysis – Analysis of Executive Compensation Decisions – Long-Term Incentive Plan (“LTIP”) – 2014 LTIP Awards” and “– 2014 LTIP – TSR Stock Awards” above for more information.

(4)	Based on the closing price of our common stock on NASDAQ of $6.39 per share on December 31, 2014, multiplied by the number of shares determined in accordance with footnote (3) above.

(5)	In accordance with the applicable award agreements, 66,684 outstanding, unvested restricted stock awards previously awarded to Mr. Manoushagian were forfeited for no consideration as of his May 16, 2014, retirement date. As a result, Mr. Manoushagian held no outstanding, unvested stock awards at December 31, 2014. Restricted stock units granted under Mr. Manoushagian’s Separation Agreement on May 16, 2014, are not considered outstanding for purposes of this table in accordance with SEC rules. See “Option Exercises and Stock Vested” and “Potential Payments upon Termination or Change in Control – Separation Agreement” for more information.

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Executive Compensation (continued)

Option Exercises and Stock Vested

The following table reflects stock awards that vested for each of our named executive officers during 2014.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
(a)	(d)	(e)
Mr. Craft	85,196	$544,402
Mr. Yang	59,069	$565,506
Mr. Krylov	26,441	$499,999
Mr. Henderson	50,603	$323,353
Mr. Manoushagian	41,281	$263,786
(1)	Includes 0% of the target number of TSR stock awards granted on February 21, 2012, based on our relative TSR at the end of the performance period, which ended December 31, 2014, compared to the TSR of the specified peer companies.
(2)	Based on the closing price of our common stock on NASDAQ on the vesting date, as follows:
(a)	For Mr. Craft, Mr. Henderson, and Mr. Manoushagian, all of the reported shares vested on December 31, 2014, when the closing price of our common stock was $6.39 per share.
(b)	For Mr. Yang, 13,500 shares vested on January 24, 2014, when the closing price of our common stock was $20.32 per share. All other shares reported for Mr. Yang vested on December 31, 2014, when the closing price of our common stock was $6.39 per share.
(c)	For Mr. Krylov, this reflects the 26,441 fully vested shares of common stock granted to him, in connection with his appointment as our Executive Vice President and CFO, on January 3, 2014, when the closing price of our common stock was $18.91.

Pension Benefits

We do not have any plan that provides for payments or other benefits at, following or in connection with retirement, other than our 401(k) plan.

Non-Qualified Deferred Compensation

We do not have any plan that provides for the deferral of compensation on a basis that is not tax qualified.

Potential Payments upon Termination or Change in Control

Employment Agreements

During 2014, we had an employment agreement with each of our named executive officers that provided, among other things, certain severance benefits in the event an executive officer’s employment terminated under specified circumstances. The agreement with Mr. Manoushagian was terminated on May 16, 2014, in connection with his retirement from the Company, and the Separation Agreement (described below under “– Separation Agreement”) superseded the terms of Mr. Manoushagian’s employment agreement except for the survival of certain post-termination obligations and severance benefits as provided in the Separation Agreement.

As discussed in more detail below, the terms of our employment agreement with Mr. Craft vary in some respects from the terms of our employment agreements with other named executive officers. For example, Mr. Craft’s employment agreement provides for a higher level of severance benefits and single-trigger payments upon a change in control rather than double-trigger severance, which is provided in the employment agreements with other named executive officers. The differences in Mr. Craft’s employment agreement are the result of the Committee’s competitiveness review of Mr. Craft’s

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prior employment agreement. The Committee considered the level of severance benefits provided to similarly situated CEOs in the oil and gas industry and determined that the level of severance benefits in Mr. Craft’s prior employment agreement was not competitive for our industry. In addition to adjusting Mr. Craft’s severance benefits in the amended employment agreement, the Committee determined that it was in the best interest of stockholders to retain the single-trigger payment provision contained in Mr. Craft’s prior employment agreement. The single-trigger provision in the prior employment agreement was the result of good faith negotiations by the Company and Mr. Craft, and after significant arms-length discussions regarding potential terms of a new agreement in 2010, both parties agreed to keep the provision. None of our other named executive officers has a single-trigger payment upon a change in control, none is contemplated by the Committee, and the Committee does not expect to approve any additional, single-trigger payment provisions in the future.

In addition, the terms of our employment agreement with Mr. Krylov regarding the amount of his severance benefits under certain circumstances are different than the terms of our employment agreements with other named executive officers and are noted in the discussion below, where relevant.

Severance Payments and Benefits under the Employment Agreements

The employment agreements with our named executive officers provide for potential severance payments upon the termination of a named executive officer’s employment in certain situations, including in connection with a change in control, without cause by the Company or for good reason by the executive officer, due to nonrenewal by the Company and upon the death or permanent disability of the executive officer.

Termination for Cause, without Good Reason, or due to Executive’s Nonrenewal.  In the event of an executive’s termination by the Company for cause, by the executive without good reason or by the executive’s proper notice of nonrenewal of the agreement, the Company shall have no severance obligation to the executive other than payment of accrued obligations, which are (i) earned but unpaid base salary through the date of termination, (ii) any employee benefits to which the executive has a vested entitlement as of the date of termination, (iii) accrued but unused vacation, and (iv) approved but unreimbursed eligible business expenses.

Death or Permanent Disability.   Under the terms of the employment agreements, in the event of an executive’s death or if he becomes subject to a permanent disability, the agreements will terminate and we will pay the executive or his estate the accrued obligations and a lump sum severance payment, payable between 20 and 60 days after the date of termination following the executive’s proper execution of a release of claims in favor of the Company, equal to (i) 100% of the executive’s then-current annual base salary, and (ii) 100% of the average of any bonuses received by the executive in the two years immediately before the separation from service (or, if the executive has been employed for less than two years, the executive’s target bonus amount).

Termination without Cause, for Good Reason or due to Company’s Nonrenewal.  If the agreements are terminated by the Company without cause, by the executive for good reason, or by the Company’s proper notice of nonrenewal of the agreement, the Company will pay each named executive officer (i) the accrued obligations, (ii) a lump sum severance payment, payable between 20 and 60 days after the date of termination following the executive’s proper execution of a release of claims in favor of the Company, equal to 150% (or 200%, in the case of Mr. Craft and Mr. Krylov) of the greater of (A) the executive officer’s then-current base salary or (B) the executive officer’s base salary at any time within two years immediately before the separation from service, and (iii) the bonus that the named executive officer would have received based on actual achievement of applicable performance goals in the year of termination (prorated for any partial year of service, except, for Mr. Craft and Mr. Krylov, in the case of a termination without cause or for good reason), payable on the date that annual bonuses are paid to the named executive officers still employed by the Company. The Company will also reimburse the named executive officers for certain premiums paid under the Consolidated Omnibus Reconciliation Act of 1985 (“COBRA”), for up to 18 months (or up to 24 months, in the case of Mr. Craft; in the case of all executives, up to 12 months if an executive terminates his employment for good reason), depending on the executive’s eligibility for continuation of coverage under COBRA.

Change in Control.  If Mr. Craft is employed by the Company at the time of a change in control, Mr. Craft’s employment agreement will automatically terminate, without regard to whether Mr. Craft experiences a separation from service, and

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Mr. Craft will receive the accrued obligations and a lump sum cash payment, payable between 20 and 60 days after the date the change in control occurs following Mr. Craft’s proper execution of a release of claims in favor of the Company, equal to (i) 200% of the greater of Mr. Craft’s then-current base salary and Mr. Craft’s base salary at any time within the two years before the change in control, and (ii) 200% of the average of any bonuses received by Mr. Craft in the two years before the change in control. We will also reimburse Mr. Craft for certain premiums paid under COBRA for up to 24 months following his separation from service, subject to Mr. Craft’s eligibility for continuation of coverage under COBRA. These payments and benefits are in lieu of any severance amounts that may otherwise become due under the agreement.

If one of the other named executive officers is employed by us at the time of a change in control and his agreement is terminated without cause or by the executive for good reason within one year of the change in control, the executive will receive a lump sum cash payment, payable between 20 and 60 days after the date of termination following the executive’s proper execution of a release of claims in favor of the Company, equal to (i) 150% (or 200%, in the case of Mr. Krylov) of the greater of the executive’s then-current base salary and his base salary at any time within the two years immediately before the change in control, and (ii) 100% (or 200%, in the case of Mr. Krylov) of the average of bonuses received by the executive in the two years before the change in control (or, if the executive has been employed for less than two years, the executive’s target bonus amount). We will also reimburse the executive for certain premiums paid under COBRA for a period of up to 18 months, depending on the executive’s eligibility for continuation of coverage under COBRA.

If a named executive officer is terminated by the Company without cause or if he terminates his employment for good reason, in either case, within 120 days before the occurrence of a change in control, then the named executive officer will be entitled to receive, in addition to the benefits described above for termination without cause or for good reason, a lump sum equal to the excess, if any, of the severance benefits he would have received if he had been employed on the date of the change in control over the severance benefits he actually received in connection with his termination of employment.

Conditions to Receipt of Severance

All payments and benefits due under the employment agreements are conditioned upon the execution and non-revocation by the executive officer of a release for the Company’s benefit. Under the agreements, the executive officers have also agreed to certain confidentiality, non-competition and non-solicitation covenants with respect to the Company. The confidentiality covenants apply during the term of the agreement and for a one-year period following the executive officer’s termination of employment. The non-competition and non-solicitation covenants apply during the term of the agreement and for one year following the executive officer’s termination of employment (or for six months following termination of employment in the case of (i) Mr. Craft, in the event of his termination from employment for good reason or in connection with a change in control, or (ii) the other named executive officers, if an executive officer is terminated without cause or for good reason within one year following a change in control). Violation of any restrictive covenant entitles the Company to complete relief, which includes restitution. In addition, in the event of the breach of a restrictive covenant during an executive officer’s employment with us, the executive could be terminated for cause (provided that the breach constituted a material violation of the employment agreement). The employment agreements do not prohibit the Company from waiving a breach of a restrictive covenant.

Section 280G

If amounts payable to an executive officer under his employment agreement (together with any other amounts that are payable by us as a result of a change in ownership or control) (collectively, the “Payments”) exceed the amount allowed under Section 280G of the Internal Revenue Code for such executive (thereby subjecting the executive to an excise tax), then the Payments due to the executive under the employment agreement will either (i) be reduced so that the present value of the Payments is $1.00 less than the amount which would cause the executive to incur an excise tax under Section 4999, or (ii) be paid in full, whichever produces the better net, after-tax result for the executive (taking into account any applicable excise or income taxes). We do not provide any of our named executive officers with gross-up payments to cover Section 280G excise taxes.

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Executive Compensation (continued)

Employment Agreement Definitions

For purposes of the employment agreements, the following terms have been given the meanings set forth below:

“Change in control” is generally defined as (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or under which shares of the Company’s common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company’s common stock immediately before the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all, of the assets of the Company and its subsidiaries to any other person or entity (other than an affiliate of the Company), (iii) the stockholders of the Company approve any plan or proposal for liquidation or dissolution of the Company, (iv) any person or entity (other than Yorktown Energy Partners V, L.P., or any of its affiliated funds), including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based on voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board. A change in control does not include a public offering of the Company’s common stock or a transaction with its sole purpose to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

“Cause” is generally defined as (i) the willful and continued failure by the executive substantially to perform his duties, responsibilities or authorities (other than any such failure resulting from the executive becoming permanently disabled), (ii) the willful engaging by the executive in misconduct that is materially injurious to the Company, (iii) any misconduct by the executive in the course and scope of the executive’s employment, including but not limited to dishonesty, disloyalty, disorderly conduct, insubordination, harassment of other employees or third parties, abuse of alcohol or controlled substances or other violations of the Company’s personnel policies, rules or Code of Conduct, (iv) any material violation by the executive of his employment agreement, or (v) any violation by the executive of any fiduciary duty owed by the executive to the Company or its affiliates. For these purposes, no act, or failure to act, on the executive’s part shall be considered “willful” unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

“Good reason” is generally defined as, without the executive’s consent, (i) a material diminution in the executive’s annual base salary, duties, responsibilities or authorities, (ii) a requirement that the executive report to an officer or employee other than the Board (or, in the case of executive officers other than Mr. Craft, to an officer or employee other than the president or the Board), (iii) a material relocation of the executive’s primary work location more than 50 miles from the Company’s corporate headquarters (or 25 miles, in the case of Mr. Craft), or (iv) any other material breach by the Company of its obligations under the employment agreement.

An executive will be deemed to have become “Permanently Disabled” when (i) he receives disability benefits under either Social Security or the Company’s long-term disability plan, if any, (ii) the Board, upon the written report of a qualified physician designated by the Board or its insurers, shall have determined (after a complete physical examination of the executive at any time after he has been absent from the Company for a total period of 180 or more calendar days in any 12-month period) that the executive has become physically and/or mentally incapable of performing his essential job functions with or without reasonable accommodation as required by law, or (iii) he is otherwise unable for a continuous period of 90 calendar days to perform his essential job functions with or without reasonable accommodation as required by law due to injury, illness or other incapacity (or 120 days, in the case of Mr. Craft).

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Executive Compensation (continued)

Table of Severance Benefits.  The following table summarizes the potential severance payments payable to our executive officers (other than Mr. Manoushagian) at December 31, 2014, under their employment agreements. The table is only intended to summarize various terms of the employment agreements and is qualified in its entirety by reference to the full text of the actual agreements, copies of which are on file with the SEC. Furthermore, the actual amounts paid (or to be paid) to Mr. Manoushagian in connection with his Separation Agreement are not reflected in the table but are described below under “– Separation Agreement.”

Executive Officer	Change in Control (“CIC”)(1)	By Company Without Cause or by Executive For Good Reason	Notice of Nonrenewal by Company	Death or Permanent Disability
Mr. Craft	(a) 200% of base salary, (b) 200% of average bonus during two years before CIC, and (c) COBRA premiums for up to 24 months.	(a) 200% of base salary, (b) 100% of bonus, and (c) COBRA premiums for up to 24 months (12 months if executive terminates for good reason).	(a) 200% of base salary, (b) 100% of bonus, prorated for partial year of service, and (c) COBRA premiums for up to 24 months.	(a) 100% of base salary, and (b) 100% of average bonus during two years before separation of service.
Mr. Krylov	(a) 200% of base salary, (b) 200% of target bonus, and (c) COBRA premiums for up to 18 months.	(a) 200% of base salary, (b) 100% of bonus, and (c) COBRA premiums for up to 18 months (12 months if executive terminates for good reason).	(a) 200% of base salary, (b) 100% of bonus, prorated for partial year of service, and (c) COBRA premiums for up to 18 months.	(a) 100% of base salary, and (b) 100% of target bonus.
Mr. Yang and Mr. Henderson	(a) 150% of base salary, (b) 100% of average bonus during two years before CIC, and (c) COBRA premiums for up to 18 months.	(a) 150% of base salary, (b) 100% of bonus, prorated for partial year of service, and (c) COBRA premiums for up to 18 months (12 months if executive terminates for good reason).	(a) 150% of base salary, (b) 100% of bonus, prorated for partial year of service, and (c) COBRA premiums for up to 18 months.	(a) 100% of base salary, and (b) 100% of average bonus during two years before separation of service.
(1)	Change in control must be followed by termination of employment by the Company without cause or by the executive for good reason, each within one year of the change in control, for severance to be payable to the named executive officers, except for Mr. Craft. Amounts due to Mr. Craft are automatically payable upon change in control regardless of termination of employment.

Separation Agreement

As mentioned above under “Analysis of Executive Compensation Decisions – Employment Agreements,” Mr. Manoushagian entered into the Separation Agreement with the Company, effective May 16, 2014, in connection with his retirement from the Company. Pursuant to the Separation Agreement (and the terms of his amended and restated employment agreement entered into on January 1, 2011), Mr. Manoushagian received the following amounts, less required withholding taxes: (1) a cash payment equal to 150% of his base salary, or a total of $360,000, (2) a lump sum in cash for health care coverage during the applicable 18-month COBRA continuation period equal to $19,070, and (3) a lump sum in cash for his accrued vacation in the amount of $25,383. Mr. Manoushagian’s 66,684 outstanding unvested shares of restricted stock previously awarded under the 2007 Plan were forfeited for no consideration under the terms of the relevant award agreements as of his May 16, 2014, retirement date. Under the Separation Agreement, the Company granted Mr. Manoushagian 41,281 restricted stock units on May 16, 2014, pursuant to the 2007 Plan that were settled in full on December 31, 2014, by delivery of 41,281 shares of the Company’s common stock.

In the Separation Agreement, Mr. Manoushagian agreed to certain non-disparagement covenants and agreed to cooperate with the Company in support of the Company’s business interests on any matter arising out of his employment and to

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facilitate an orderly transition of his job duties to his successor. Mr. Manoushagian also agreed to certain confidentiality, non-competition and non-solicitation covenants. In the Separation Agreement, Mr. Manoushagian released and waived any and all claims against the Company and its representatives that may exist or have arisen up to and including the date of the Separation Agreement, including claims that arise out of his employment or relationship with the Company or any of its representatives and the cessation of his employment, except for the enforcement of the Separation Agreement.

Stock Incentive Plan

In addition to potential severance payments under the executive employment agreements discussed above, certain outstanding restricted stock awards granted to our named executive officers under the 2007 Plan are subject to accelerated vesting in the event of a change in control or certain termination events.

Performance Stock Awards

The outstanding performance stock award agreements provide that unvested restricted shares will automatically vest in full upon termination of employment by reason of death or disability. In addition, in accordance with the terms of the 2007 Plan, unvested restricted shares will automatically vest in full upon the occurrence of a change in control.

TSR Stock Awards

The outstanding TSR stock award agreements provide that, if an executive officer’s employment is terminated due to death or disability, then the executive officer will be deemed, at the time of termination, to have earned the target number of TSR shares. If a change in control occurs during the performance period, we will determine the number of TSR shares earned by each executive officer assuming the performance period ends on the date of the change in control.

Special Equity Awards

The restricted stock awards granted to Mr. Yang in January 2012 and the restricted stock awards granted to Mr. Krylov in January 2014 will automatically become fully vested upon the occurrence of a change in control, in accordance with the terms of the 2007 Plan.

The definition of change in control under the 2007 Plan and the restricted stock award agreements is the same definition as under the employment agreements, and is discussed above under “Employment Agreement Definitions.” Under the 2007 Plan and the restricted stock award agreements, “disability” is generally defined as (i) the inability of an executive to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) an executive’s receipt of income replacement benefits for a period of not less than three months under an accident or health plan covering employees of the Company or an affiliate, due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

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Executive Compensation (continued)

Quantification of Payments

The table below summarizes the dollar amounts of potential payments to each named executive officer upon a qualifying termination of employment or change in control assuming that each of the events described in the table below occurred on December 31, 2014, when the closing price of the Company’s common stock was $6.39. The values below are our best estimates of the severance payments and benefits the executives would receive upon a termination of employment or a change in control as of December 31, 2014, and we believe the amounts below have been calculated using reasonable assumptions. No amounts are included below with respect to Mr. Manoushagian, as the actual amounts he received pursuant to his Separation Agreement are discussed and quantified above under “– Separation Agreement.” All amounts reported below are before taxes, which would reduce amounts ultimately received by our named executive officers. Any actual payments that may be made under the agreements described above depend on various factors, which may or may not exist at the time a change in control actually occurs and/or the named executive officer is actually terminated. Therefore, the amounts and disclosures below should be considered “forward-looking statements.”

Executive Officer	Change in Control or CIC(1)	By Company Without Cause or by Executive For Good Reason	Notice of Nonrenewal by Company	Death or Permanent Disability
Mr. Craft
Salary	$1,120,000	$1,120,000	$1,120,000	$560,000
Bonus	1,451,478	807,408	807,408	725,739
Accelerated Equity	651,531	—	—	878,491
Continued Medical (COBRA)(2)	43,028	43,028	43,028	—
Total(3)	$3,266,037	$1,970,436	$1,970,436	$2,164,230
Mr. Yang
Salary	$600,000	$600,000	$600,000	$400,000
Bonus	428,780	496,480	496,480	428,780
Accelerated Equity	556,314	—	—	520,849
Continued Medical (COBRA)(2)	25,881	25,881	25,881	—
Total(3)	$1,610,975	$1,122,361	$1,122,361	$1,349,629
Mr. Krylov
Salary	$750,000	$750,000	$750,000	$375,000
Bonus	656,250	465,450	465,450	328,125
Accelerated Equity	567,675	—	—	306,343
Continued Medical (COBRA)(2)	25,881	25,881	25,881	—
Total(3)	$1,999,806	$1,241,331	$1,241,331	$1,009,468
Mr. Henderson
Salary	$562,500	$562,500	$562,500	$375,000
Bonus	371,791	465,450	465,450	371,791
Accelerated Equity	300,260	—	—	406,016
Continued Medical (COBRA)(2)	25,881	25,881	25,881	—
Total(3)	$1,260,432	$1,053,831	$1,053,831	$1,152,807
(1)

As described above, for the named executive officers other than Mr. Craft, the change in control must be followed by a termination of employment by the Company without cause or by the executive for good reason, in either case within one year of the change in control, in order for the “Salary,” “Bonus” and “Continued Medical (COBRA)” amounts reported above to become payable. Accelerated vesting of equity awards and all payments due to Mr. Craft are triggered upon the occurrence of a change in control

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Executive Compensation (continued)

regardless of termination of employment. As a result of our stock price and our TSR relative to the TSR of our peer companies at December 31, 2014, the TSR stock awards held by our named executive officers have no value and therefore the amounts reported for accelerated vesting of equity awards include no value attributable to TSR stock awards.

(2)	Based on assumptions used for financial reporting purposes under GAAP. In the event of a termination by the executive for good reason, the duration of continued medical benefits would only last up to 12 months; however, for purposes of quantifying amounts in this table, the “By Company Without Cause or by Executive For Good Reason” column reports up to 18 months of continued coverage (or 24 months, in the case of Mr. Craft) in the event of a termination without cause or for good reason, which is what would be provided in the event of a termination without cause by the Company.

(3)	“Total” amounts are calculated without regard to the potential 280G reduction described above under “Employment Agreements –Section 280G.” The amount of any potential reduction would be determined at the time of payment.

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Director Compensation

Annual Retainer and Meeting Fees

Each of our directors received an annual retainer of $80,000 in fully vested common stock for services rendered in 2014, under our director compensation plan. Each of our directors also received an annual retainer of $50,000 in cash, stock or a combination of both, at the election of each director, payable in four equal installments on the first trading day of each quarter. These retainers place the Company’s outside director compensation at approximately the 38th percentile of the Company’s peer group. For a discussion of the Company’s peer group, please see “Compensation Discussion and Analysis – Setting Executive Officer Compensation – Use of Peer Group Comparisons.”

Each director received cash meeting fees of $1,500 for each Board meeting attended and $1,000 for each committee meeting attended. In addition, each Chairman of the Audit Committee and the Compensation Committee received an annual retainer of $15,000 (increased from $10,000 for 2013, in the case of the Compensation Committee Chairman) in cash, stock or a combination of both, at the election of each Chairman, and payable in four equal installments on the first trading day of each quarter.

In addition, each director is reimbursed for travel and miscellaneous expenses incurred to attend meetings and activities of the Board or its committees, as well as travel and miscellaneous expenses related to such director’s participation in general education and programs for directors.

The following table sets forth a summary of the compensation we paid to our directors in 2014. The amounts shown under the “Stock Awards” column reflect the grant date fair value of the common stock received by each director and were calculated in accordance with ASC 718, based on the NASDAQ closing price of our common stock on the date of grant. Neither Mr. Craft, who is a full-time employee, nor Mr. Lawrence, who is affiliated with Yorktown Energy Partners, receives compensation for serving as a director or for attending Board, Audit Committee or Compensation Committee meetings.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
(a)	(b)	(c)	(h)
Mr. Bell	$25,000	$144,997	$169,997
Mr. Brandi	57,500	107,500	165,000
Mr. Crain	23,000	132,310	155,310
Mr. Gregg	20,000	128,368	148,368
Mr. Lubar	15,000	129,987	144,987
Mr. Whyte	35,250	114,235	149,485

Director Compensation Changes Following Fiscal Year-End

As discussed above in this proxy statement, in November 2014, the Board established the new position of Lead Independent Director and a new Nominating and Governance Committee. The Lead Independent Director will receive an annual retainer of $25,000 in cash, stock or a combination of both, at the election of the Lead Independent Director, and payable in four equal installments on the first trading day of each quarter. The Chairman of the new Nominating and Governance Committee will receive an annual retainer of $15,000 in cash, stock or a combination of both, at the election of the Chairman, which is payable in four equal installments on the first trading day of each quarter.

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2015 PROXY STATEMENT

Director Compensation (continued)

Director Stock Ownership Guidelines

The Compensation Committee believes that meaningful stock ownership by our directors is important in aligning directors’ interests more closely with those of the Company’s stockholders. Therefore, the Compensation Committee has established director stock ownership guidelines under which directors who are not also named executive officers of the Company are expected to own shares of the Company’s common stock having a market value of five times the portion of the annual retainer payable in cash, common stock or a combination of both, which is currently set at $50,000 for 2015. Directors have up to five years to meet the stock ownership guideline. Each non-employee director currently satisfies the guidelines.

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2015 PROXY STATEMENT

Certain Relationships and Related-Party Transactions

Our Board has approved a written policy that requires our Audit Committee to review on an annual basis all transactions with related parties, or in which a related party has a direct or indirect interest, and to determine whether to ratify or approve the transaction after consideration of the related party’s interest in the transaction. For these purposes, a related-party transaction is a transaction between the Company and any related party, such as an officer, director or 5% stockholder of the Company, other than transactions available to all employees generally or transactions involving less than $5,000 when combined with all similar transactions. We had no related-party transactions in 2014.

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2015 PROXY STATEMENT

Independent Registered Public Accountants

The Audit Committee has appointed Hein & Associates LLP as our independent registered public accounting firm to audit our consolidated financial statements and internal control over financial reporting as of and for the fiscal year ending December 31, 2015. Stockholders are being asked to ratify the appointment of Hein at the 2015 annual meeting of stockholders under Proposal 5.

Representatives of Hein are expected to be present at the annual meeting. Hein representatives will have an opportunity to make a statement, if they desire, and are expected to be available to respond to appropriate questions at the annual meeting.

Audit Fees

Our independent registered public accounting firm for 2014 and 2013 was Hein & Associates LLP. The audit fees billed to us by Hein totaled $426,325 and $488,351 during the years ended December 31, 2014 and 2013, respectively.

Audit fees consist of fees billed for professional services for the audit of our annual financial statements, reviews of the financial statements included in our quarterly reports and services that are normally provided in connection with statutory and regulatory filings, and the audit of our internal control over financial reporting. For 2014 and 2013, these services also include the review of our prospectuses for equity and debt offerings. During the past two years, no tax, audit-related or other fees were billed to us by Hein.

Preapproval Policy and Procedures

The Audit Committee must give prior approval to any management request for any amount or type of service (audit, audit-related and tax services or to the extent permitted by law, non-audit services) our independent registered public accounting firm provides. All audit and audit-related services rendered by Hein in 2014 and 2013 were approved by the Audit Committee before Hein was engaged for such services. No services of any kind were approved pursuant to a waiver permitted under 17 CFR 210.2-01(c)(7)(i)(C).

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2015 PROXY STATEMENT

Audit Committee Report

The following statement is furnished by our Audit Committee and is not incorporated by reference into any document that we file with the SEC.

This statement is being provided to inform stockholders of the Audit Committee’s oversight with respect to our financial reporting.

The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2014, and related notes with management and the independent registered public accounting firm. In addition, the Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16. The Audit Committee discussed with our independent registered public accounting firm the independence of this firm from our management, including a review of audit and non-audit fees, and received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has also discussed with our management and the independent registered public accounting firm such other matters and received such assurance from them, as the Audit Committee deemed appropriate.

Management is responsible for the preparation and presentation of the Company’s audited financial statements, the establishment and maintenance of our disclosure controls and procedures and the establishment, maintenance and evaluation of the effectiveness of our internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of our financial statements and internal control over financial reporting according to the standards of the PCAOB and issuing reports. The Audit Committee’s responsibility is to monitor and oversee this process.

Based on the foregoing review and discussions with management and the independent registered public accounting firm, and relying thereon, we have recommended to the Company and the Board the inclusion of the audited financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting for the Company and are not experts in auditor independence standards. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the Company’s independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements and internal control over financial reporting has been carried out according to the standards of the PCAOB, that the financial statements are presented according to GAAP standards or that Hein & Associates LLP is in fact independent.

Respectfully submitted by the Audit Committee of the Board,

Alan D. Bell, Chairman

James H. Brandi

James C. Crain

Christopher J. Whyte

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2015 PROXY STATEMENT

Other Matters

Other Proposals at the Annual Meeting of Stockholders

Our Board does not know of any other matters that are to be presented for action at the annual meeting. However, if any other matters properly come before the annual meeting or any adjournment(s) or postponement(s) thereof, it is intended that the enclosed proxy will be voted according to the judgment of the persons voting the proxy.

The information contained in this proxy statement in the sections entitled “Compensation Committee Report” and “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act.

Submission of Stockholder Proposals and Other Deadlines for the 2016 Annual Meeting of Stockholders

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in our 2016 proxy statement. Under the SEC’s rules and regulations, stockholders interested in submitting proposals in our proxy materials and for presentation at our 2016 annual meeting of stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, stockholder proposals must be received by our Corporate Secretary at Approach Resources Inc., One Ridgmar Centre, 6500 West Freeway, Suite 800, Fort Worth, Texas 76116 no later than December 22, 2015, to be eligible for inclusion in our proxy materials.

Alternatively, as specified in our bylaws, a stockholder making a nomination for election to our Board or a proposal of business (other than proposals to be included in our proxy statement and proxy as discussed in the previous paragraph) for our 2016 annual meeting of stockholders must deliver proper notice to our Corporate Secretary at Approach Resources Inc., One Ridgmar Centre, 6500 West Freeway, Suite 800, Fort Worth, Texas 76116 not less than 90 and no more than 120 calendar days before the one-year anniversary of the date of this proxy statement. As a result, for a stockholder nomination for election to our Board or a proposal of business to be considered at the 2016 annual meeting of stockholders, it must be properly submitted to our Corporate Secretary no earlier than December 22, 2015, and no later than January 21, 2016.

Pursuant to Rule 14a-4(c) of the Exchange Act, our Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2016 annual meeting that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board intends to exercise its discretion to vote on such matter, unless we are notified of the proposal on or before January 21, 2016, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of such matter after January 21, 2016, and the matter nonetheless is permitted to be presented at the 2016 annual meeting of stockholders, our Board may exercise discretionary voting authority with respect to any such matter without including any discussion of the matter in the proxy statement for the 2016 annual meeting of stockholders. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

For each individual that a stockholder proposes to nominate as a director and for each matter of business proposed to be considered, the stockholder must provide notice to our Corporate Secretary within the time limits described above for delivering notice of such stockholder proposal and comply with the information requirements in our bylaws relating to stockholder nominations. See “Corporate Governance – Identifying and Evaluating Nominees for Director” for additional information about stockholder nominations.

Detailed information for submitting stockholder proposals is available upon written request to our Corporate Secretary at Approach Resources Inc., One Ridgmar Centre, 6500 West Freeway, Suite 800, Fort Worth, Texas 76116. These

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2015 PROXY STATEMENT

Other Matters (continued)

requirements are separate from, and in addition to, the SEC’s rules and regulations that a stockholder must meet to have a stockholder proposal included in our proxy statement for the 2016 annual meeting of stockholders.

2014 Annual Report to Stockholders

Our 2014 annual report to stockholders accompanies this proxy statement. The 2014 annual report to stockholders is not a part of the proxy soliciting material.

Stockholder List

In accordance with the Delaware General Corporation Law, we will maintain at our corporate offices in Fort Worth, Texas a list of the stockholders entitled to vote at the annual meeting. The list will be open to the examination of any stockholder, for purposes relevant to the annual meeting, during ordinary business hours for at least 10 days prior to the annual meeting. The stockholder list will also be produced and kept at the time and place of the annual meeting for the duration of the meeting and may be inspected by any stockholder who is present.

Additional Information About Approach Resources Inc.

If you would like to receive further information about Approach Resources Inc., please visit our website at www.approachresources.com. The “Investors” section of our website contains, among other things, management presentations, financial information, stock quotes and links to our filings with the SEC.

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2014, including the financial statements and the financial statement schedules, if any, but not including exhibits, will be provided at no charge to each person to whom this proxy statement is delivered upon the written request of such person addressed to Approach Resources Inc., Attn: Investor Relations, One Ridgmar Centre, 6500 West Freeway, Suite 800, Fort Worth, Texas 76116, or by contacting Investor Relations at (817) 989-9000 or via our website at www.approachresources.com.

You may read without charge, and copy at prescribed rates, all or any portion of the proxy statement or any reports, statements or other information in the files at the public reference facilities of the SEC’s principal office at Room 1580, 100 F Street, N.E., Washington, D.C., 20549. You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings are also available on the Internet website maintained by the SEC at www.sec.gov.

In this proxy statement, we state that information and documents are available on our website. These references are merely intended to suggest where our stockholders may obtain additional information. The materials and other information presented on our website are not incorporated in and should not otherwise be considered part of this proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS,

J. Curtis Henderson
Chief Administrative Officer and Corporate Secretary

Fort Worth, Texas

April 20, 2015

77

APPENDIX 1

THIRD AMENDMENT TO THE

APPROACH RESOURCES INC.

2007 STOCK INCENTIVE PLAN

This Third Amendment (the “Third Amendment”) to the Approach Resources Inc. 2007 Stock Incentive Plan, as amended from time to time (the “Plan”), is made effective as of June 2, 2015 (the “Amendment Effective Date”), by Approach Resources Inc., a Delaware corporation (“Approach”), subject to approval by Approach’s stockholders.

W I T N E S S E T H:

WHEREAS, Approach established the Plan, originally effective as of June 28, 2007 and most recently amended and approved by Approach’s stockholders effective May 31, 2012, under which Approach is authorized to grant equity-based incentive awards to certain employees and service providers of Approach and its subsidiaries;

WHEREAS, Section 14.1 of the Plan provides that Approach’s board of directors (the “Board”) may amend the Plan to increase the Plan’s share limitation with the approval of the holders of at least a majority of Approach’s shares of common stock; and

WHEREAS, the Board now desires to amend the Plan in the manner contemplated hereby, subject to approval by Approach’s stockholders at the Company’s 2015 annual meeting, to (a) increase the number of shares available for grant under the Plan by 1,525,000 shares, (b) prohibit the recycling of shares subject to net-settled stock appreciation rights, and (c) add a general clawback policy applicable to all Awards under the Plan.

NOW, THEREFORE, the Plan shall be amended as of the Amendment Effective Date, subject to approval by Approach’s stockholders, as set forth below:

1. Section 4.1(a) of the Plan is hereby deleted and replaced in its entirety with the following:

(a) Subject to adjustment as provided in Section 4.2, the maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan, on or after May 31, 2012, shall not exceed 3,625,000 shares. If an Award granted under this Plan, including Awards granted and outstanding as of the Amendment Effective Date, expires, is forfeited or becomes unexercisable for any reason without having been exercised in full, the undelivered shares of Common Stock which were subject to the Award shall, unless the Plan shall have been terminated, become available for future Awards under the Plan.

2. Section 4.3(f) of the Plan is hereby deleted and replaced in its entirety with the following:

(f) No Liberal Share Recycling. The number of shares available for grant of Awards under the Plan shall not be increased by (i) the number of shares of Common Stock delivered or withheld to pay the exercise price of any Award, (ii) the number of shares of Common Stock delivered or withheld to pay withholding taxes payable upon exercise, vesting or payment of any Award, or (iii) the number of shares reserved for issuance upon the grant of a SAR to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SAR.

3. Section 15.8 of the Plan shall be amended to add the following as subsection (b):

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(b) Notwithstanding anything to the contrary herein, the Company will not be required to comply with any term, covenant or condition of this Plan or any Award Agreement if and to the extent prohibited by applicable law. Participants shall be required to reimburse the Company for all or a portion of any Award or any amounts paid or profits realized with respect to any Award or the sale of shares issued with respect to any Award as required by applicable law, including, but not limited to, Section 304 of the Sarbanes-Oxley Act of 2002 and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and a Participant’s acceptance of any Award issued under this Plan will constitute such Participant’s agreement that the Company need not comply with any term, covenant or condition of this Plan or an applicable Award Agreement to the extent that doing so would require that Participant reimburse the Company for such amounts pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 and/or Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

4. Except as set forth above, the Plan shall continue to read in its current state.

IN WITNESS WHEREOF, Approach has caused the execution of this Third Amendment by its duly authorized officer, effective as of the Amendment Effective Date.

APPROACH RESOURCES INC.

By:	/S/ J. ROSS CRAFT
J. Ross Craft Chairman, Chief Executive Officer and President

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ANNUAL MEETING OF APPROACH RESOURCES INC.

Date:	June 2, 2015
Time:	10:00 A.M. (Central Daylight Time)
Place:	6500 West Frwy, Suite 800, Fort Worth, Texas 76116

Please make your marks like this: ☒ Use dark black pencil or pen only The Board of Directors recommends a vote FOR ALL NOMINEES for director in Proposal 1 and FOR Proposals 2, 3, 4 and 5.
1:	Election of Class II Directors
	For All Nominees	Withhold Authority For All Nominees	For All Except (see Instructions below)		Nominees: James H. Brandi James C. Crain
	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the “For All Except” box and write the name(s) of the nominee(s) for which you wish to withhold in the space provided to the right.

		For	Against	Abstain
2:	To approve, on an advisory basis, executive compensation;	☐	☐	☐
3:	To approve the Third Amendment to our 2007 Stock Incentive Plan to increase the maximum number of available shares by 1,525,000 shares;	☐	☐	☐
4:	To approve the material terms of the 2007 Stock Incentive Plan for purposes of complying with Section 162(m) of the Internal Revenue Code;	☐	☐	☐
5:	To ratify the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015; and	☐	☐	☐
6:	To transact such other business as may properly come before the meeting.
Authorized Signatures - This section must be completed for your Instructions to be executed.

Signature	Date

Signature	Date

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting of Approach Resources Inc.

to be held on Tuesday, June 2, 2015

for Holders as of April 10, 2015

This proxy is being solicited on behalf of the Board of Directors

INTERNET	VOTE BY:
TELEPHONE
Go To www.proxypush.com/AREX		866-206-5246
• Cast your vote online. • View Meeting Documents.	OR	• Use any touch-tone telephone. • Have your Proxy Card/Voting Instruction Form ready. • Follow the simple recorded instructions.
Scan code for mobile voting		MAIL
	OR	• Mark, sign and date your Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR ALL NOMINEES” for director in Proposal 1, “FOR” Proposals 2, 3, 4 and 5, and in the proxies’ discretion on any other business that may properly come before the meeting or any postponement or adjournment thereof.

All votes must be received by 5:00 P.M., Eastern Time, June 1, 2015.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL The notice of meeting, proxy statement, proxy card and 2014 annual report to stockholders are available at: www.proxydocs.com/AREX

PROXY TABULATOR FOR Approach Resources Inc. P.O. BOX 8016 CARY, NC 27512-9903

EVENT # CLIENT #

Proxy — Approach Resources Inc.
Annual Meeting of Stockholders
June 2, 2015, 10:00 a.m. (Central Daylight Time)
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of Approach Resources Inc. (the “Company”) acknowledges receipt of the notice of annual meeting of stockholders and accompanying proxy statement, proxy card and 2014 annual report to stockholders of the Company and hereby appoints J. Ross Craft and J. Curtis Henderson (the “Named Proxies”), and each of them, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company that the undersigned is entitled to vote at the 2015 Annual Meeting of Stockholders of the Company to be held at Approach Resources Inc., located at One Ridgmar Centre, 6500 West Freeway, Suite 800 in Fort Worth, Texas, on June 2, 2015 at 10:00 a.m. (Central Daylight Time), and at all postponements or adjournments thereof, as indicated on this proxy.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign and return this card.

To attend the meeting and vote your shares in person, please mark this box. ☐